SCHEDULE 14A INFORMATION

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Peoples Federal Bancshares, Inc.
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[PEOPLES FEDERAL BANCSHARES, INC. LOGO]

July 8, 2011

Dear Fellow Stockholder:

We cordially invite you to attend a Special Meeting of Stockholders of Peoples Federal Bancshares, Inc., the parent company of Peoples Federal Savings Bank.  The Special Meeting will be held at the main office of Peoples Federal Savings Bank located at 435 Market Street, Brighton, Massachusetts 02135, at 5:00 p.m., Eastern time on Tuesday, August 16, 2011.

The enclosed Notice of Special Meeting and Proxy Statement describe the formal business to be transacted.  The business to be conducted at the Special Meeting consists of the approval of our 2011 Equity Incentive Plan.

Our Board of Directors has determined that the matter to be considered at the Special Meeting is in the best interests of Peoples Federal Bancshares, Inc. and its stockholders.  For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote “FOR” the 2011 Equity Incentive Plan.

On behalf of the Board of Directors, please complete, sign, date and return the proxy card in the postage-paid envelope provided.  Voting in advance of the Special Meeting will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Special Meeting.

Sincerely,

/s/ Maurice H. Sullivan, Jr.

Maurice H. Sullivan, Jr.
Chairman and Chief Executive Officer

PEOPLES FEDERAL BANCSHARES, INC.
435 Market Street
Brighton, Massachusetts 02135
(617) 254-0707

NOTICE OF
SPECIAL MEETING OF STOCKHOLDERS
To Be Held On Tuesday, August 16, 2011

Notice is hereby given that a Special Meeting of Stockholders of Peoples Federal Bancshares, Inc. will be held at the main office of Peoples Federal Savings Bank located at 435 Market Street, Brighton, Massachusetts 02135 on Tuesday, August 16, 2011 at 5:00 p.m., Eastern time.

A Proxy Card and a Proxy Statement for the meeting are enclosed.

The meeting is for the purpose of considering and acting upon:

1.	The approval of the Peoples Federal Bancshares, Inc. 2011 Equity Incentive Plan; and

such other matters as may properly come before the meeting, or any adjournments thereof.  The Board of Directors is not aware of any other business to come before the meeting.

Any action may be taken on the foregoing proposals at the meeting on the date specified above, or on any date or dates to which the meeting may be adjourned.  Stockholders of record at the close of business on June 30, 2011, are the stockholders entitled to vote at the meeting, and any adjournments thereof.

EVEN IF YOU DO NOT PLAN TO ATTEND THE MEETING, YOU MAY CHOOSE TO VOTE YOUR SHARES BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.  ANY PROXY THAT YOU GIVE MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.  YOU MAY REVOKE A PROXY BY FILING WITH THE SECRETARY OF PEOPLES FEDERAL BANCSHARES, INC. A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE.  IF YOU ATTEND THE MEETING YOU MAY REVOKE YOUR PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE MEETING.  HOWEVER, IF YOUR SHARES ARE NOT REGISTERED IN YOUR NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE PERSONALLY AT THE MEETING.

By Order of the Board of Directors
/s/ Maurice H. Sullivan, Jr.

Maurice H. Sullivan, Jr.
Chairman and Chief Executive Officer
Brighton, Massachusetts
July 8, 2011

A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

Proxy Statement

PEOPLES FEDERAL BANCSHARES, INC.
435 Market Street
Brighton, Massachusetts 02135
(617) 254-0707

SPECIAL MEETING OF STOCKHOLDERS
August 16, 2011

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Peoples Federal Bancshares, Inc. to be used at a Special Meeting of Stockholders of Peoples Federal Bancshares, Inc., which will be held at the main office of Peoples Federal Savings Bank located at 435 Market Street, Brighton, Massachusetts 02135, on Tuesday, August 16, 2011, at 5:00 p.m., Eastern time, and all adjournments of such meeting.  The accompanying Notice of Special Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about July 8, 2011.  In this Proxy Statement, the terms “we, “our,” and “us” refer to Peoples Federal Bancshares, Inc. unless the context indicates another meaning.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Holders of record of our shares of common stock, par value $0.01 per share, as of the close of business on June 30, 2011 are entitled to one vote for each share then held.  As of June 30, 2011, there were 7,141,500 shares of common stock issued and outstanding.  The presence in person or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the special meeting.  Abstentions will be counted for purposes of determining that a quorum is present.

As to the approval of the Peoples Federal Bancshares, Inc. 2011 Equity Incentive Plan, by checking the appropriate box, a stockholder may: (i) vote FOR the approval; (ii) vote AGAINST the approval; or (iii) ABSTAIN from voting on such matter.  The affirmative vote of a majority of the votes cast at the special meeting, without regard to shares as to which the “ABSTAIN” box has been selected on the proxy card, is required for the approval of this matter.

As provided in Section D of Article 5 of our Articles of Incorporation, persons who beneficially own in excess of 10% of the outstanding shares of our common stock are not entitled to vote any shares held in excess of the 10% limit. Subject to certain exceptions, a person is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person. The Board of Directors of Peoples Federal Bancshares, Inc. is authorized to construe and apply the provisions of Section D of Article 5 of the Articles of Incorporation, and to make all determinations it deems necessary or desirable to implement them, including determining the number of shares beneficially owned by any person, and to demand certain information from any person who is reasonably believed to beneficially own stock in excess of the 10% limit and reimbursement for all expenses incurred by Peoples Federal Bancshares, Inc. in connection with an investigation conducted by the Board of Directors pursuant to the provisions of Article 5, Section D of the Articles of Incorporation.

 If you have selected a broker, bank, or other intermediary to hold your common stock rather than having the shares directly registered in your name with our transfer agent, Registrar and Transfer Company, you will receive instructions directly from your broker, bank, or other intermediary in order to vote your shares.  Your brokerage firm may also provide the ability to vote your proxy by telephone or online.  Please be advised that if you choose not to vote your proxy, your brokerage firm may not vote your shares in favor of the 2011 Equity Incentive Plan.  Accordingly, we urge you to vote by following the instructions provided by your broker, bank, or other intermediary.

Persons and groups who beneficially own in excess of 5% of our shares of common stock are required to file certain reports with the Securities and Exchange Commission regarding such ownership pursuant to the Securities Exchange Act of 1934.  The following table sets forth, as of June 30, 2011, the shares of our common stock beneficially owned by each person known to us who was the beneficial owner of more than 5% of the outstanding shares of our common stock, as well as by our directors, executive officers and directors and executive officers as a group.

Name and Address	Number of Shares Owned		Percent of Common Stock Outstanding (1)

Directors and Executive Officers (2)

D. Randolph Berry, Director	45,419	(3)	*
Lee Ann Coté, Director	3,649	(4)	*
Myron Fox, Director and Corporate Secretary	25,325	(5)	*
Hugh Gallagher, Director	5,000		*
William Giudice, Director	900	(6)	*
Thomas J. Leetch, Jr., President, Chief Operating Officer and Director	39,053	(7)	*
Vincent Mannering, Director	12,800	(8)	*
Norman Posner, Director	25,300	(9)	*
John F. Reen, Jr., Executive Vice President and Chief Operations Officer	7,500	(10)	*
Maurice H. Sullivan, Jr., Chairman of the Board, Chief Executive Officer and Director	41,907	(11)	*
Maurice H. Sullivan, III, Director	17,535	(12)	*
Frederick Taw, Director	10,000
James J. Gavin, Executive Vice President	25,467	(13)
Christopher Lake, Senior Vice President and Chief Financial Officer	16,959	(14)

All directors and executive officers as a group (14 persons)	256,360		3.6

Other Beneficial Stockholders

Farley Capital II L.P. Labrador Partners L.P. Farley Associates II LLC Newfoundland Partners L.P. FA Newfoundland LLC Stephen Farley LLC Stephen L. Farley 780 Third Avenue 31st Floor New York, New York 10017	701,572	(15)	9.8%

Rutabaga Capital Management 64 Broad Street, 3rd Floor, Boston, MA 02109	434,803	(16)	6.1%

Peoples Federal Savings Bank Employee Stock Ownership Plan 435 Market Street Brighton, Massachusetts 02135	571,320		8.0%

Peoples Federal Savings Bank Charitable Foundation 435 Market Street Brighton, Massachusetts 02135	529,000		7.4
________________________
*	Less than 1%.
(1)
In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table, of any shares of common stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined.  As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares, and includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting or investment power.

(2)	The address of each director and executive officer is 435 Market Street, Brighton, Massachusetts 02135.
(3)	Includes 2,519 shares held by Mr. Berry as trustee.
(4)	Includes 849 shares held by Ms. Coté’s 401(k) account; 300 shares held as custodian for children; and 2,500 shares held by Ms. Coté’s parent.
(5)	Includes 20,000 shares held by Mr. Fox’s spouse and 100 shares held jointly with Mr. Fox’s spouse and child.
(6)	Includes 900 shares held by Mr. Giudice as trustee.
(7)	Includes 34,402 shares held by Mr. Leetch through his 401(k) account and 1,907 shares held by Mr. Leetch through his ESOP account.

(8)	Includes 7,500 shares held by Mr. Mannering’s IRA; 4,500 shares held by the IRA of Mr. Mannering’s spouse; and 50 shares held jointly with Mr. Mannering’s child.
(9)	Includes 300 shares held as trustee.
(10)	Includes 5,000 share held by Mr. Reen’s IRA account and 2,500 shares held by the IRA of Mr. Reen’s spouse.
(11)
Includes 32,000 shares held by Mr. Sullivan’s IRA account; 5,000 shares held by Mr. Sullivan’s spouse; and 1,000 shares held by Mr. Sullivan’s spouse as custodian and 1,907 shares held by Mr. Sullivan’s ESOP account.

(12)
Includes 11,885 shares held by Mr. Sullivan’s 401(k) account; 600 shares held by Mr. Sullivan’s IRA; 200 shares held by Mr. Sullivan’s spouse, 1,200 shares held by the IRA of Mr. Sullivan’s spouse; and 150 shares held as custodian for Mr. Sullivan’s son.

(13)	Includes 23,622 held by Mr. Gavin’s 401(k) account and 1,845 shares held by Mr. Gavin’s ESOP account.
(14)	Includes 14,077 shares held by Mr. Lake’s 401(k) account and 1,482 shares held by Mr. Lake’s ESOP account.
(15)	Based exclusively on an amended Schedule 13G filed jointly by the parties with the SEC on February 11, 2011
(16)	Based exclusively on a Schedule 13G filed jointly by the parties with the SEC on February 4, 2011

REVOCATION OF PROXIES

Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below.  Unless so revoked, the shares represented by such proxies will be voted at the special meeting and all adjournments thereof.  Proxies solicited on behalf of our Board of Directors will be voted in accordance with the directions given thereon. You may vote by signing and returning your Proxy Card to Peoples Federal Bancshares, Inc.  Proxies we receive that are signed, but contain no instructions for voting, will be voted “FOR” the 2011 Equity Incentive Plan.

Proxies may be revoked by sending written notice of revocation to the Secretary of Peoples Federal Bancshares, Inc. at the address shown above, or by returning a duly executed proxy bearing a later date by mail as described on your Proxy Card.  The presence at the special meeting of any stockholder who had given a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the special meeting or delivers a written revocation to the Secretary prior to the voting of such proxy.

PROPOSAL 1—APPROVAL OF THE PEOPLES FEDERAL BANCSHARES, INC.
2011 EQUITY INCENTIVE PLAN

           The Board of Directors has adopted, subject to stockholder approval, the Peoples Federal Bancshares, Inc. 2011 Equity Incentive Plan (the “Equity Incentive Plan”), to provide officers, employees and directors of Peoples Federal Bancshares, Inc. and Peoples Federal Savings Bank with additional incentives to promote the growth and performance of Peoples Federal Bancshares, Inc.  Most of the companies that we compete with for directors and management-level employees are public companies that offer equity compensation as part of their overall director and officer compensation programs.  By approving the Equity Incentive Plan, our stockholders will give us the flexibility we need to continue to attract and retain highly qualified officers and directors by offering a competitive compensation program that is linked to the performance of our common stock.

The following is a summary of the material features of the Equity Incentive Plan, which is qualified in its entirety by reference to the provisions of the Equity Incentive Plan, attached hereto as Appendix A.

General

Subject to permitted adjustments for certain corporate transactions, the Equity Incentive Plan authorizes the issuance or delivery to participants of up to 999,810 shares of Peoples Federal Bancshares, Inc. common stock pursuant to grants of incentive stock options, non-qualified stock options, restricted stock awards and restricted stock units; provided, however, that the maximum number of shares of stock that may be delivered pursuant to the exercise of stock options is 999,810 (all of which may be granted as incentive stock options) and the maximum number of shares of stock that may be issued as restricted stock awards and/or restricted stock unit is 357,075.

The Equity Incentive Plan will be administered by the members of Peoples Federal Bancshares, Inc.’s Compensation Committee (the “Committee”) who are “Disinterested Board Members,” as defined in the Equity Incentive Plan.  The Committee has the authority and discretion to select the persons who will receive awards; establish the terms and conditions relating to each award; adopt rules and regulations relating to the Equity Incentive

Plan; and interpret the Equity Incentive Plan.  Except to the extent prohibited by applicable law, the applicable rules of a stock exchange or the Equity Incentive  Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 of the Securities Exchange Act of 1934 or Section 162(m) of the Internal Revenue Code, the Equity Incentive Plan also permits the Committee to delegate all or any portion of its responsibilities and powers to one or more of its members or to any person or persons selected by it and the acts of such delegate will be treated as the acts of the Committee.

Subject to a prohibition against repricing of stock option awards, the Committee may grant an award under the Equity Incentive Plan as an alternative to or replacement of an existing award under the Equity Incentive Plan or any other plan of Peoples Federal Bancshares, Inc. or a subsidiary of Peoples Federal Bancshares, Inc., or as the form of payment for grants or rights earned or due under any other plan or arrangement of Peoples Federal Bancshares, Inc. or a subsidiary of Peoples Federal Bancshares, Inc., including the plan of any entity acquired by Peoples Federal Bancshares, Inc. or a subsidiary of Peoples Federal Bancshares, Inc.

Eligibility

Employees and directors of Peoples Federal Bancshares, Inc. or its subsidiaries are eligible to receive awards under the Equity Incentive Plan, except that non-employees may not be granted incentive stock options.  Non-employee directors may receive in the aggregate up to 30% of the shares reserved for issuance under the Equity Incentive Plan.

Types of Awards

The Committee may determine the type and terms and conditions of awards under the Equity Incentive Plan, which shall be set forth in an award agreement delivered to each participant.  Each award shall be subject to conditions established by the Committee that are set forth in the recipient’s award agreement, and shall be subject to vesting conditions and restrictions as determined by the Committee; provided, however, that unless the Committee specifies a different vesting rate, no awards shall vest more rapidly than 20% per year over a five-year period commencing one year from the date of grant.  The Committee may grant Awards in a combination of incentive and non-qualified stock options or restricted stock awards and restricted stock units.

Stock Options. A stock option gives the recipient, or “optionee”, the right to purchase shares of common stock at a specified price for a specified period of time.  Under the Equity Incentive Plan, the exercise price may not be less than the fair market value of a share of our common stock on the date the stock option is granted.  Fair market value for purposes of the Equity Incentive Plan means (i) the final sales price of Peoples Federal Bancshares, Inc.’s common stock as reported on the principal United States securities exchange on which the shares are listed or admitted to trading on the date in question, or if Peoples Federal Bancshares, Inc.’s common stock was not traded on such date, then on the last preceding date on which any reported sale of Peoples Federal Bancshares, Inc. common stock occurred, and without regard to after-hours trading activity in New York City, or (ii) if the shares of our common stock are not listed or admitted to trading on any such exchange, then the closing bid quotation with respect to a share of our common stock on such date, as of the close of the market and without regard to after-hours trading activity.  The Committee will determine the fair market value of the common stock, in accordance with Section 422 of the Internal Revenue Code and applicable requirements of Section 409A of the Internal Revenue Code, if it cannot be determined in the manner described above.  Further, the Committee may not grant a stock option with a term that is longer than 10 years.

Stock options are either “incentive” stock options or “non-qualified” stock options.  Incentive stock options have certain tax advantages that are not available to non-qualified stock options, and must comply with the requirements of Section 422 of the Internal Revenue Code.  Only officers and employees are eligible to receive incentive stock options.  Outside directors may only receive non-qualified stock options under the Equity Incentive Plan.  Shares of common stock purchased upon the exercise of a stock option must be paid for at the time of exercise in cash or by such other means as the Committee may from time to time permit, including: (i) by personal, certified or cashiers check, (ii) by tendering stock of Peoples Federal Bancshares, Inc. owned by the participant in satisfaction of the exercise price, (iii) by a “cashless exercise” through a third party, (iv) by a net settlement of the stock option using a portion of the shares obtained on exercise in payment of the exercise price to Peoples Federal Bancshares, Inc., (v) by tendering other property deemed acceptable by the Committee or (vi) by a combination of the foregoing.

The total number of shares that may be acquired upon the exercise of a stock option will be rounded down to the nearest whole share.

Restricted Stock. A restricted stock award is a grant of common stock, subject to vesting requirements, to a participant for no consideration or such minimum consideration as may be required by applicable law.  Awards will be evidenced by agreements approved by the Committee, which set forth the terms and conditions of each award. Restricted stock awards may be granted only in whole shares of common stock and are subject to vesting conditions and other restrictions established by the Committee as set forth in the Equity Incentive Plan or the award agreement.  Prior to their vesting, unless otherwise determined by the Committee, the recipient of a restricted stock award may exercise any voting rights with respect to common stock subject to an award and receive any dividends and distributions with respect to the common stock.

Restricted Stock Units.  Restricted stock units are similar to restricted stock awards in that the value of a restricted stock unit is denominated in shares of stock, however, unlike a restricted stock award, no shares of stock are issued in the name of the recipient until the vesting conditions or other requirements associated with the award are satisfied.  A recipient of a restricted stock unit will not be entitled to voting rights or dividend rights that may accrue to the holder of a share of restricted stock until the vesting conditions or other requirements are satisfied and the restricted stock unit is converted to a share of Peoples Federal Bancshares, Inc. common stock.

Prohibition Against Repricing of Options. The Equity Incentive Plan provides that neither the Committee nor the Board is authorized to make any adjustment or amendment that reduces or would have the effect of reducing the exercise price of a stock option previously granted.

Prohibitions on Transfer.  Generally, all awards, except non-qualified stock options, granted under the Equity Incentive Plan will be nontransferable except by will or in accordance with the laws of intestate succession.  Restricted stock awards may be transferable pursuant to a qualified domestic relations order.  At the Committee’s sole discretion, non-qualified stock options may be transferred for valid estate planning purposes that are permitted by the Internal Revenue Code and the Securities Exchange Act.  During the life of the participant, awards can only be exercised by him or her.  The Committee may permit a participant to designate a beneficiary to exercise or receive any rights that may exist under the Equity Incentive Plan upon the participant’s death.

Limitation on Awards Under the Equity Incentive Plan

The maximum number of shares of stock that may be available for awards under the Equity Incentive Plan is 999,810, of which up to 999,810 may be awarded as stock options and up to 357,075 may be available for awards of restricted stock.  The maximum number of shares of stock that may be subject to stock options granted to any one employee during any calendar year shall not exceed 100,000, all of which may be granted as incentive stock options, to the maximum extent permitted by law.  The maximum number of shares of stock that may be available for awards under the Equity Incentive Plan to non-employee directors is thirty percent of the aggregate shares of stock available under the Equity Incentive Plan.

To the extent any shares of stock covered by an award (including restricted stock awards) under the Equity Incentive Plan are not delivered to a participant or beneficiary because the award is forfeited or canceled or because a stock option is not exercised, then such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of stock available for delivery under the Plan.

In the event of a corporate transaction involving the stock of Peoples Federal Bancshares, Inc. (including, without limitation, any stock dividend, forward or reverse stock split or other special and nonrecurring dividend or distribution, recapitalization, reorganization, merger, consolidation, spin-off, combination or exchange of shares), the Committee will, in an equitable manner, adjust any or all of the number and kind of securities deemed to be available for grants of stock options and restricted stock, the number and kind of securities that may be delivered or deliverable in respect of outstanding stock options and restricted stock and the exercise price of stock options.  In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, stock options and restricted stock.  Any such adjustment to an award intended to qualify as “performance-based compensation” will conform to the requirements of Section 162(m) of the Internal Revenue Code.

Performance Features

General.  A federal income tax deduction for Peoples Federal Bancshares, Inc. will generally be unavailable for annual compensation in excess of $1.0 million paid to its chief executive officer or three other most highly compensated officers (other than its chief financial officer).  However, amounts that constitute “performance-based compensation” (as that term is used in section 162(m) of the Internal Revenue Code) are not counted toward the $1.0 million limit.  The Equity Incentive Plan is designed so that stock options will be considered performance-based compensation.  The Committee may designate whether any restricted stock awards or restricted stock units granted to any participant are intended to be performance-based compensation. Any restricted stock awards or restricted stock units designated as performance-based compensation will be conditioned on the achievement, in whole or in part, of one or more performance measures.

Performance Measures. The performance measures that may be used for such awards will be based on any one or more performance measures, as selected by the Committee, including: basic earnings per share; basic cash earnings per share; diluted earnings per share; core earnings per share; diluted cash earnings per share; net income or net income before taxes; cash earnings; net interest income; non-interest income; general and administrative expense to average assets ratio; cash general and administrative expense to average assets ratio; efficiency ratio; cash efficiency ratio; return on average assets; core return on average assets; cash return on average assets; core return on equity; return on average stockholders’ equity; cash return on average stockholders’ equity; return on average tangible stockholders’ equity; cash return on average tangible stockholders’ equity; core earnings; operating income; operating efficiency ratio; net interest rate margin or net interest rate spread; growth in assets, loans, or deposits; loan production volume; net charge offs; non-performing loans; classified loans; cash flow; capital preservation (core or risk-based); interest rate risk exposure-net portfolio value; interest rate risk sensitivity; strategic business objectives consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management; stock price (including but not limited to, growth measures and total shareholder return); operating expenses as a percentage of average assets; core deposits as a percentage of total deposits; net charge off percentage; average percentage past due; classified assets to total assets; or any combination of the foregoing. Performance measures may be based on the performance of Peoples Federal Bancshares, Inc. as a whole or of any one or more subsidiaries or business units of Peoples Federal Bancshares, Inc. or a subsidiary and may be measured relative to a peer group, an index or a business plan. The Committee may adjust performance measures in certain circumstances; provided, however, no adjustment may be made with respect to an award that is intended to be performance-based compensation within the meaning of section 162(m) of the Internal Revenue Code, except to the extent the Committee exercises negative discretion as permitted under applicable law for purposes of an exception under section 162(m) of the internal Revenue Code. In establishing the performance measures, the Committee may provide for the inclusion or exclusion of certain events, factors or items, at the sole discretion of the Committee.   No restricted stock award or restricted stock unit award that is intended to be performance-based compensation under Section 162(m) of the Internal Revenue Code shall be granted under terms that will permit its accelerated vesting upon retirement or other termination of service (other than death or disability).  In the sole discretion of the Committee exercised at the time of grant, in the event of retirement during the performance period, the award agreement may provide for the vesting of all or a portion of the award, so long as the vesting is not accelerated but will occur at the end of the performance period and will be prorated, based on the period of the participant’s active employment and the level of achievement of the performance measures during the period of active employment.

Vesting of Awards

If the vesting of an award under the Equity Incentive Plan is conditioned on the completion of a specified period of service with Peoples Federal Bancshares, Inc. or its subsidiaries, without the achievement of performance measures or objectives, then the required period of service for full vesting shall be determined by the Committee and evidenced in an award agreement; subject to acceleration of vesting in the event of death, disability, or involuntary termination of employment or, with respect to a director, termination of service following a change in control.

Although no decision has been made, it is anticipated that all stock options, restricted stock awards and restricted stock units will be granted subject to a vesting schedule of 20% per year over a five-year period commencing one year from the date of grant.  The Compensation Committee may in its discretion elect to use a different vesting schedule.  Any restricted stock award or restricted stock unit designated as qualified performance-based compensation will vest only on the achievement of one or more performance measures in whole or in part, which are predetermined.  All awards would vest upon death or disability, and time-based vesting awards will vest upon involuntary termination of employment or, with respect to a director, termination of service following a change in control.

Change in Control

Unless otherwise stated in an award agreement, other than with respect to awards subject to performance based vesting conditions, upon the occurrence of an involuntary termination of employment or, with respect to a non-employee director, termination of service following a change in control of Peoples Federal Bancshares, Inc., all outstanding options then held by a participant will become fully exercisable and all restricted stock awards shall be fully earned and vested.  With respect to awards subject to performance based vesting conditions, the performance measures will be deemed satisfied upon the occurrence of a change in control.  For the purposes of the Equity Incentive Plan, a change in control occurs when: (a) there occurs a “change in control” of Peoples Federal Bancshares, Inc., as defined or determined by either its primary federal regulator or under regulations promulgated by such regulator; (b) as a result of, or in connection with, any merger or other business combination, sale of assets or contested election, the persons who were non-employee directors of Peoples Federal Bancshares, Inc. before such transaction or event cease to constitute a majority of the board of directors of Peoples Federal Bancshares, Inc. or its successor; (c) Peoples Federal Bancshares, Inc. transfers all or substantially all of its asset to another corporation or entity which is not an affiliate of Peoples Federal Bancshares, Inc.; (d) Peoples Federal Bancshares, Inc. is merged or consolidated with another corporation or entity and, as a result of such merger or consolidation, less than 60% of the equity interests in the surviving or resulting corporation is owned by the former shareholders of Peoples Federal Bancshares, Inc.; or (e) Peoples Federal Bancshares, Inc. sells or transfers more than a 50% equity interest in the company to another person or entity which is not an affiliate of Peoples Federal Bancshares, Inc., excluding a sale or transfer to a person or persons who are employed by Peoples Federal Bancshares, Inc.

In the event an award constitutes deferred compensation, and the settlement or distribution of the benefits subject to the award is triggered by the occurrence of a change in control, then with respect to such award, a change in control shall be defined as required by Section 409A of the Internal Revenue Code.

Forfeiture

The Committee may specify in an award agreement that rights and benefits with respect to an award may be subject to reduction, cancellation, forfeiture or recoupment upon termination of employment for cause; termination of services with Peoples Federal Bancshares, Inc. or its affiliate or subsidiary; any material violation of one or more of Peoples Federal Bancshares, Inc.’s policies; breach of noncompetition, confidentiality or other restrictive covenants that apply to the employee or director; or any other conduct that is detrimental to Peoples Federal Bancshares, Inc.’s business or reputation, its affiliates and/or its subsidiaries.

If Peoples Federal Bancshares, Inc. is required to prepare an accounting restatement due to the material noncompliance of Peoples Federal Bancshares, Inc., as a result of misconduct, with any financial reporting requirement under the Federal securities laws, any participant who is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse Peoples Federal Bancshares, Inc. the amount of any payment in settlement of an award earned or accrued during the twelve- month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement. In addition, in the event of an accounting restatement, the Committee, in its sole and exclusive discretion, may require that any participant reimburse Peoples Federal Bancshares, Inc. for all or any part of the amount of any payment in settlement of any award granted hereunder.

Amendment and Termination

The Board of Directors may, at any time, amend or terminate the Equity Incentive Plan or any award granted under the Equity Incentive Plan, provided that, except as provided in the Equity Incentive Plan, no amendment or termination may adversely impair the rights of a Participant or beneficiary under an award without the participant’s (or affected beneficiary’s) written consent. The Board of Directors may not amend the Equity Incentive Plan to materially increase the benefits accruing to participants under the plan, materially increase the aggregate number of securities that may be issued under the Equity Incentive Plan (other than as provided in the Equity Incentive Plan), or materially modify the requirements for participation in the Equity Incentive Plan, without approval of stockholders. Notwithstanding the foregoing, the Committee may amend the Equity Incentive Plan or any award agreement, to take effect retroactively or otherwise, to conform the Equity Incentive Plan or the award agreement to current or future law or to avoid an accounting treatment resulting from an accounting pronouncement or interpretation issued by the Securities and Exchange Commission or Financial Accounting Standards Board subsequent to the adoption of the Equity Incentive Plan or the making of the award affected thereby, which, in the sole discretion of the Committee, may materially and adversely affect the financial condition or results of operations of Peoples Federal Bancshares, Inc.

Duration of Plan

The Equity Incentive Plan will become effective upon approval by the stockholders at the special meeting.  The Equity Incentive Plan will remain in effect as long as any awards under it are outstanding; however, no awards may be granted under the Equity Incentive Plan on or after the 10-year anniversary of the effective date of the Equity Incentive Plan.  At any time, the Board of Directors may terminate the Equity Incentive Plan. However, any termination of the Equity Incentive Plan will not affect outstanding awards.

Federal Income Tax Considerations

The following is a summary of the federal income tax consequences that may arise in conjunction with participation in the Equity Incentive Plan.

Non-Qualified Stock Options. The grant of a non-qualified option will not result in taxable income to the participant. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares, and Peoples Federal Bancshares, Inc. will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options. The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option will not result in taxable income to the participant provided the participant was, without a break in service, an employee of Peoples Federal Bancshares, Inc. or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Internal Revenue Code).

The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the exercise of such stock option, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed as a capital gain. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and Peoples Federal Bancshares, Inc. will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be a capital gain. If the amount realized is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Restricted Stock. A participant who has been granted a restricted stock award will not realize taxable income at the time of grant, provided that the stock subject to the award is not delivered at the time of grant, or if the stock is delivered, it is subject to restrictions that constitute a “substantial risk of forfeiture” for federal income tax purposes. Upon the later of delivery or vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares and Peoples Federal Bancshares, Inc. will be entitled to a corresponding deduction for tax purposes.  Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting. Dividends paid to the holder during the restriction period, if so provided, will also be compensation income to the participant, and Peoples Federal Bancshares, Inc. will be entitled to a corresponding deduction for tax purposes.  A participant who makes an election under Section 83(b) of the Internal Revenue Code will include the full fair market value of the restricted stock award in taxable income in the year of grant at the grant date fair market value.

Restricted Stock Unit.  A participant who has been granted a restricted stock unit will not realize taxable income as long as the award remains in the form of a restricted stock unit.  When the restricted stock unit is extinguished and common stock of Peoples Federal Bancshares, Inc. is issued, the holder will realize ordinary income in an amount equal to the then fair market value of those shares and Peoples Federal Bancshares, Inc. will be entitled to a corresponding deduction for tax purposes.  Gains or losses realized by the participant upon disposition of such shares will be treated as short or long-term capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery.

Withholding of Taxes.   Except as otherwise provided by the Committee, Peoples Federal Bancshares, Inc. may withhold amounts from the awards delivered to participants to satisfy the minimum required tax withholding requirements.

Change in Control. Any acceleration of the vesting or payment of awards under the Equity Incentive Plan in the event of a change in control or termination of service following a change in control may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Internal Revenue Code, which may subject the participant to a 20% excise tax and preclude deduction by Peoples Federal Bancshares, Inc.

Deduction Limits.  Section 162(m) of the Internal Revenue Code generally limits Peoples Federal Bancshares, Inc.’s ability to deduct for tax purposes compensation in excess of $1.0 million per year for its chief executive officer and the three other most highly compensated executives (excluding the chief financial officer) named in the summary compensation table (“covered employees”).  Restricted stock awards and other awards that are not subject to performance goals may be subject to this deduction limit if income recognized on the awards plus other compensation of the executive that is subject to the limit exceeds $1.0 million.  Performance-based compensation that meets the requirements of Section 162(m) (“Qualified performance-based compensation”) is not subject to this limit and is fully deductible by Peoples Federal Bancshares, Inc.  “Qualified performance-based compensation” is compensation that is subject to a number of requirements such as stockholder approval of possible performance goals, and objective quantification of those goals in advance.  Stock options available for award under the Equity Incentive Plan will be considered “qualified performance-based compensation” even if such awards vest solely due to the passage of time during the performance of services.  Restricted stock awards that vest upon the attainment of performance measurements may also qualify as Qualified performance-based compensation.  Accordingly, if an award is not exempt from Section 162(m), income recognized on such award by a covered employee will be subject to the $1.0 million deduction limit on compensation.

In the case of performance-based awards granted to a covered employee that are not distributed until after the covered employee’s retirement or other termination of employment, the $1.0 million deduction limit will not apply and the award will be fully deductible.  Performance awards may provide for accelerated vesting upon death, disability, or a change in control and still be considered exempt from the $1.0 million deduction limit.  The Equity Incentive Plan is designed so that stock options and performance-based restricted stock awards that are subject to performance goals may qualify as qualified performance-based compensation that is not subject to the $1.0 million deduction limit.  Peoples Federal Bancshares, Inc. expects that the Committee will take these deduction limits into account in setting the size and the terms and conditions of awards.  However, the Committee may decide to grant awards that result in executive compensation that exceeds the deduction limit.

Tax Advice. The preceding discussion is based on federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the Equity Incentive Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the Equity Incentive Plan. Peoples Federal Bancshares, Inc. suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

Accounting Treatment

Under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Peoples Federal Bancshares, Inc. is required to recognize compensation expense on its income statement over the requisite service period or performance period based on the grant date fair value of stock options and other equity-based compensation (such as restricted stock).

Awards to be Granted

The Board of Directors adopted the Equity Incentive Plan, and the Compensation Committee intends to meet promptly after stockholder approval to determine the specific terms of the awards, including the allocation of awards to executive officers, employees and non-employee directors.  At the present time, no specific determination has been made as to the grant or allocation of awards.

Required Vote and Recommendation of the Board

In order to approve the Equity Incentive Plan, the proposal must receive the affirmative vote of a majority of the votes cast at the special meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2011 EQUITY INCENTIVE PLAN.

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table.  The table below summarizes the total compensation paid to or earned by our named executive officers for the fiscal years ended September 30, 2010 and 2009.

Name and principal position with Peoples Federal Bancshares, Inc.	Fiscal Year Ended September 30,	Salary ($)	Bonus ($)		All other compensation(2) ($)	Total ($)

Maurice H. Sullivan, Jr., Chairman and Chief Executive Officer	2010 2009	359,343 321,800	89,175 89,176		41,514 42,846	490,032 453,822

Thomas J. Leetch, Jr. President and Chief Operating Officer	2010 2009	359,343 321,800	82,925 82,926		15,591 15,644	457,859 420,370

James J. Gavin, Executive Vice President	2010 2009	217,681 191,200	49,271 49,271	(1) (1)	8,558 8,065	275,510 248,536

(1)	Mr. Gavin deferred $1,000 of his bonus to the Peoples Federal Savings Bank Voluntary Deferred Compensation Plan for Executives.
(2)
The amounts in this column reflect what we have paid for, or reimbursed, the applicable Named Executive Officer for various benefits and perquisites that we provide.  A break-down of the various elements of compensation in this column is set forth in the table immediately following.

	All Other Compensation
	Mr. Sullivan, Jr.	Mr. Leetch, Jr.	Mr. Gavin

Employer 401(k) Matching Contribution	—	7,154	6,533
Director Fees	27,400	3,000	—
Personal Use of Auto	448	503	—
STD, LTD & Group Life	1,617	1,945	1,945
Split Dollar Life Insurance	323	237	80
In lieu of 401(k) match	6,436	—	—
Tax Gross-ups	5,290	2,752	—
Total	$41,514	$15,591	$8,558

Employment Agreements.  Peoples Federal Savings Bank has entered into separate employment agreements with Messrs. Thomas J. Leetch, Jr. and James J. Gavin as well as with one other senior executive.  In addition, Peoples Federal MHC had entered into an employment agreement with Maurice H. Sullivan, Jr. (Messrs. Leetch, Gavin and Sullivan are referred to below as the “executives” or “executive”).   Upon completion of our mutual to stock conversion, Peoples Federal Bancshares entered into separate employment agreements with each executive (the employment agreement between Mr. Sullivan and Peoples Federal MHC was replaced by an agreement with Peoples Federal Bancshares).  The employment agreements with Peoples Federal Bancshares have essentially identical provisions as the Peoples Federal Savings Bank agreements, except that the employment agreements with Peoples Federal Bancshares provide for daily, rather than annual renewal, and obligate Peoples Federal Bancshares to make any payments not made by Peoples Federal Savings Bank under its agreements with the executives (provided that the executives will not receive any duplicate payments) and will not require an automatic cut-back of severance benefits on a termination of employment in connection with a change in control in order to avoid an excess parachute payment.  Our continued success depends to a significant degree on the skills and competence of these officers, and the employment agreements are intended to ensure that we maintain a stable management base upon our becoming a publicly traded stock company.  The discussion below addresses the employment agreement for each executive with Peoples Federal Savings Bank and Peoples Federal Bancshares.

The Peoples Federal Saving Bank employment agreements with Messrs. Leetch and Gavin and the Peoples Federal Bancshares employment agreements with Messrs. Leetch, Gavin and Sullivan, Jr. each provide for three-year terms, subject to, in the case of the Peoples Federal Savings Bank employment agreements, annual renewal by the board of directors for an additional year beyond the then-current expiration date, and with respect to the employment agreements with Peoples Federal Bancshares, subject to daily renewals, with annual review by the board of directors.  The current base salaries under the employment agreements, effective January 1, 2011, are $430,675 for Mr. Sullivan, $404,014 for Mr. Leetch and $243,028 for Mr. Gavin.  The agreements also provide for participation in incentive compensation programs, employee benefit plans and programs, regular vacation and paid legal holidays, and certain fringe benefits as described in the agreements.  The employment agreements for Messrs. Sullivan and Leetch also provide for the use of an automobile and a cellular phone.  In addition, the employment agreements for each of Mr. Leetch and Sullivan provide that, in the event the executive terminates employment on or after age 65, he and his wife will be entitled to participation in a supplemental medical retiree insurance plan and a prescription drug benefit plan for the remainder of their lives, at no cost to either of them.

Upon termination of an executive’s employment for cause, as defined in each of the agreements, the executive will receive no further compensation or benefits under the agreement.  If we terminate the executive without cause or if the executive terminates voluntarily under specified circumstances that constitute good reason (as defined in the agreement), the executive will be entitled to the base salary and incentive compensation and the value of all employee benefits that would have been provided for the remaining term of the agreement had the executive’s employment not terminated.  Such amounts would be paid in a lump sum payment.  In addition, the executive will be entitled to participate in any life insurance, non-taxable medical, health, or dental arrangement, subject to the same premium contribution until the earlier of his death, his employment by another employer other than one in which he is the majority owner, or the remaining term of the agreement.  In the event of a change in control, followed by the executive’s dismissal or resignation following a demotion, loss of title, office or significant authority, or relocation by more than 25-miles, the executive will be entitled to the greater of the payments set forth above or three times his average annual compensation over the last five years, payable in a lump sum, plus, continued welfare benefits either provided under the Peoples Federal Savings Bank plans for a period of up to 36 months or by payment of a cash lump sum payment equal to the cost of providing such benefits for 36 months.  In addition, any memberships or automobile use shall be continued during the remaining unexpired term of the agreement. The payments required under the Peoples Federal Savings Bank employment agreements but not under the Peoples Federal Bancshares employment agreements in connection with a change in control will be reduced to the extent necessary to avoid an excess parachute payment.

Upon any termination of employment that would entitle a severance payment (other than a termination in connection with a change in control), each executive will be required to adhere to a one-year non-competition provision.  The executive will be required to release us from any and all claims in order to receive any payments and benefits under their agreements.  We will agree to pay all reasonable costs and legal fees of the executives in relation to the enforcement of the employment agreements, provided the executives succeed on the merits in a legal judgment, arbitration proceeding or settlement.  The employment agreements also provide for indemnification of the executives to the fullest extent legally permissible.

Salary Continuation Agreements.  Peoples Federal Savings Bank entered into Salary Continuation Agreements with Mr. Thomas J. Leetch, Jr., effective in May 2006, and with Mr. James J. Gavin, effective in December 2004.  In addition, Peoples Federal MHC entered into a Salary Continuation Agreement with Mr. Maurice H. Sullivan, Jr. in May 2006.  The Peoples Federal MHC Salary Continuation Agreement has been assumed by Peoples Federal Bancshares, as successor to Peoples Federal MHC.  In April 2011, these agreements were amended to increase the benefits to the executives.  Each of the Salary Continuation Agreements is substantially similar except for the difference in the benefits payable under the individual agreements.

The agreements for each executive provide that upon normal retirement (i.e., age 65 and completion of 15 years of service) the executive will receive an annual benefit, payable in monthly installments over a period of 20 years.  Under the amended agreements, the annual benefit is $175,000 for Mr. Leetch, $84,555 for Mr. Sullivan and $183,276 for Mr. Gavin.  In the event of early termination before age 65 (but after completion of at least 15 years of service in the case of Messrs. Leetch and Gavin), for reasons other than death, disability, termination for cause or within 12 months following a change in control, the executive will be entitled to an annual benefit based on his age at the time of termination, payable in monthly installments over a period of 20 years.  If such termination had occurred on September 30, 2010, the annual benefit payable to Messrs. Leetch, Sullivan, Jr. and Gavin would have been $101,458, $75,008 and $33,520, respectively.  Such benefit would commence at the executive’s normal retirement date (i.e., the later of separation from service or attainment of age of 65).  In the event of a change in control followed within 12 months by the executive’s separation from service, the executive will receive an annual benefit payable in monthly installments commencing on the first day of the month following separation from service, over a period of 20 years.  Assuming the separation from service occurs on or after January 1, 2011, giving effect to the amendments to the agreements, the benefit payable on a change in control will be $175,000 for Mr. Leetch, $84,555 for Mr. Sullivan, Jr. and $183,276 for Mr. Gavin.  The executives (or their beneficiaries) will also be entitled to certain benefits in the event of the executive’s disability or death.  The agreements also include a one-year non-compete provision in the event of the executive’s separation from service (except in the event of separation from service following a change in control).

Split Dollar Plans.  Peoples Federal Savings Bank entered into endorsement split dollar life insurance plans for the benefit of several senior executives, including Messrs. Sullivan, Jr., Leetch and Gavin, effective December 1, 2004, as amended in 2006. In April 2011, the plans were amended to increase the amount of the death proceeds payable under the plans. The split dollar plans divide the death proceeds payable under certain life insurance policies owned by Peoples Federal Savings Bank that insure the lives of the participating employees between Peoples Federal Savings Bank and the designated beneficiary of each insured participating employee.  Giving effect to the amendments, the amounts of death proceeds available for the beneficiaries of the participating employees range from $50,000 to $450,000.  The death benefit payable to the beneficiaries of each of Messrs. Sullivan, Jr., Leetch and Gavin is $450,000, $400,000 and $175,000, respectively provided that such benefit cannot exceed the net death proceeds under the applicable policy (i.e., the total death proceeds reduced by the greater of (i) the cash surrender value or (ii) the aggregate premiums paid by Peoples Federal Savings Bank).  Peoples Federal Savings Bank will pay the premiums due on all the policies and will gross-up the income of Messrs. Sullivan, Jr. and Leetch (but not Gavin) to reimburse the executives for the taxes paid on the additional term insurance protection received for such year.  A participant’s rights under the split dollar plan will automatically cease upon the participant’s termination for cause.  In the event Peoples Federal Savings Bank decides to maintain the policy after the participant’s termination of participation in the plan, Peoples Federal Savings Bank will be the direct beneficiary of the entire death proceeds of the policy.

Voluntary Deferred Compensation Plan for Executives.  Peoples Federal Savings Bank adopted a Voluntary Deferred Compensation Plan for Executives, effective January 1, 2006.  An executive designated as eligible to participate in the plan may elect to become a participant by submitting to the Compensation Committee a written election to defer a percentage or a specified dollar amount that would otherwise be earned in the following calendar year.  Amounts deferred by the executive will be deemed invested in investments designated as available by the Compensation Committee.    The executive may direct that the amounts credited to his account be applied in the proportions he may designate in each deemed investment and may elect to change his investment direction.  Each executive’s account will be deemed credited at the end of each calendar quarter, or other dates designated by the Compensation Committee, with the earnings or losses the account would have experienced had the account actually been invested in the deemed investment.  Executives are vested in all amounts in their accounts at all times.  Payments under the plan will commence upon a fixed date selected by the executive at the time of the deferral, which may be either the last day of a calendar quarter ending at least two years from the end of the calendar year in which the deferred compensation would otherwise become payable, but no later than the end of the calendar quarter in which the executive attains age 75, or the last day of any calendar quarter ending after the executive’s separation of service.  The executive will select the form of payment at the time the executive elects to defer compensation from the forms of payment available under the plan.  To the extent permitted by the Compensation Committee, an executive may request a distribution in the event of an unforeseeable emergency.  In the event the executive dies before payments have commenced, the amount allocated to the executive’s account will be paid to the executive’s beneficiary.  If payments of a deferred amount have already commenced in the form of installments at the time of the executive’s death, the payments will continue to be made in the same form to the executive’s beneficiary.

In connection with our mutual to stock conversion and stock offering, Peoples Federal Savings Bank amended and restated the Voluntary Deferred Compensation Plan for Executives to include a supplemental employee stock ownership feature (referred to herein as the “supplemental ESOP” portion of the plan).  The supplemental ESOP portion of the plan provides additional cash benefits at retirement or other termination of employment to participants whose benefits under the tax-qualified employee stock ownership plan, described below, are limited by tax law limitations applicable to tax-qualified plans.  Messrs. Sullivan III, Leetch and Gavin are the initial participants in this portion of the plan.  The supplemental ESOP credits each participant who also participates in the tax-qualified employee stock ownership plan with an annual amount equal to the sum of the difference (expressed in dollars) between “(a)” and “(b)” where “(a)” is the number of shares of common stock of Peoples Federal Bancshares that would have been allocated to the participant’s account in the tax-qualified employee stock ownership plan, but for the tax law limitations, and “(b)” is the actual number of shares allocated to the participant’s account in the tax-qualified employee stock ownership plan.  In each case, the number of shares is multiplied by the fair market value of the shares on the allocation date to determine the annual allocation amount.  Each participant is permitted to invest the annual amount credited to his or her account among an investment selected by the Compensation Committee of the board of directors, which has been selected to administer the plan.  Each participant’s account value is based on the value of the investments in which the participant invests, or is deemed to invest, his account.

Tax Qualified Plans

401(k) Plan.  Peoples Federal Savings Bank maintains the Peoples Federal Savings Bank 401(k) Plan for the benefit of its eligible employees.  A participant may contribute from 1% to 15% of his or her salary, which includes basic salary, plus overtime and bonus, to the 401(k) plan on a pre-tax basis, subject to the limitations imposed by the Internal Revenue Code.  In addition, the 401(k) plan provides that Peoples Federal Savings Bank will make matching contributions to the account of a participant in an amount equal to 50% of the participant’s contributions on the first six percent of the participant’s compensation for the year.  Unless elected otherwise by the participant, the benefits under the 401(k) plan are generally distributed in the form of a lump sum payment following the participant’s termination of employment.  Effective May 1, 2010, Peoples Federal Saving Bank transferred the assets attributable to Peoples Federal Savings Bank’s employees from the Pentegra multiple employer plan to a single employer plan and added the Peoples Federal Bancshares Stock Fund as an investment alternative.  This change permitted Peoples Federal Savings Bank 401(k) Plan participants to invest their account balances in the Peoples Federal Bancshares Stock Fund, both in the offering and afterwards.  A participant will also have the right to direct the trustee regarding the voting of shares purchased for his or her plan account.

Defined Benefit Plan.  Peoples Federal Savings Bank participates in the Pentegra Defined Benefit Plan for Financial Institutions, a multiple employer plan.  Employees who were hired prior to July 1, 2010 by Peoples Federal Savings Bank and who have completed one year of employment and have attained age 21 are eligible to participate in the plan, except for employees compensated on an hourly basis.  Employees of Brookline Co-operative Bank as of September 10, 2007, the date we acquired Brookline Co-operative Bank, received credit under the plan for their service with Brookline Co-operative for purposes of meeting the eligibility requirements of the plan and for purposes of vesting.  No employees hired on or after July 1, 2010 are eligible to participate in the plan.  A participant becomes vested in his or her retirement benefit upon completion of five years of employment, provided that a participant who has reached age 65 becomes 100% vested, regardless of the number of completed years of employment.

Upon termination of employment at or after age 65, a participant will be entitled to an annual normal retirement benefit equal to 2% of the participant’s average annual salary for the five highest paid consecutive years of benefit service multiplied by the number of years of benefit service.  A participant who terminates employment prior to age 65 who has become vested in a benefit will be entitled to an annual early retirement benefit, which may commence at age 45.  The early retirement benefit is equal to the vested amount of the normal retirement benefit accrued at the participant’s termination date.  Payment of the early retirement benefit can begin as early as 45, in which case the accrued benefit will be reduced by applying an early retirement factor of 3% per year for each year that payments begin prior to age 65.    Normal and early retirement benefits are generally payable over the lifetime of the participant, or the participant and a beneficiary, and include a death benefit upon the participant’s death.  Other optional forms of distribution under the plan include various annuities, including a higher lifetime benefit with no death benefit or a joint and 50% survivor annuity, among other things.  In the event a participant dies while in active service, the participant’s beneficiary will be entitled to a death benefit equal to 100% of the participant’s last 12 months’ salary, plus an additional 10% of such salary for each year of benefit service until a maximum of 300% of such salary is reached for 20 or more years, plus a refund of the participant’s own contributions, if any, plus interest.  Messrs. Leetch and Gavin have approximately 34 and 17 years, respectively, of credited service under the plan.

Employee Stock Ownership Plan. In connection with the conversion and stock offering, Peoples Federal Savings Bank adopted an employee stock ownership plan for eligible employees.  Eligible employees who have attained age 21 and who are employed for one year will begin participation in the employee stock ownership plan on the later of the effective date of the employee stock ownership plan or upon the first entry date commencing on or after the eligible employee’s completion of 1,000 hours of service during a continuous 12-month period.

The employee stock ownership plan purchased, on behalf of the employee stock ownership plan, 8% of the total number of shares of Peoples Federal Bancshares common stock issued in the offering, including shares contributed to the charitable foundation.  The employee stock ownership plan obtained a loan equal to the aggregate purchase price of the common stock from a subsidiary of Peoples Federal Bancshares.  The loan will be repaid principally through Peoples Federal Saving Bank’s contribution to the employee stock ownership plan and dividends payable on common stock held by the employee stock ownership plan over the anticipated 20-year term of the loan.

The trustee holds the shares purchased by the employee stock ownership plan in an unallocated suspense account, and shares will be released from the suspense account on a pro-rata basis as Peoples Federal Savings Bank repays the loan.  The trustee will allocate the shares released among participants on the basis of each participant’s proportional share of compensation relative to all participants.  A participant becomes vested in his or her account balance at the rate of 20% per year over a 5-year period.  Generally, participants will receive distributions from the employee stock ownership plan upon separation from service.  The employee stock ownership plan permits participants to direct the trustee as to how to vote the shares of common stock allocated to their accounts.  The trustee votes unallocated shares and allocated shares for which participants do not provide instructions on any matter in the same ratio as those shares for which participants provide instructions, subject to fulfillment of the trustee’s fiduciary responsibilities.

DIRECTOR COMPENSATION

The following table sets forth the compensation paid to our directors who are not also employees during the fiscal year ended September 30, 2010.  Information with respect to director fees and other director compensation paid to Messrs. Sullivan, Jr. and Leetch is included below in “Executive Officer Compensation – Summary Compensation Table.”  Each of our directors also served, prior to completion of our mutual to stock conversion, on the boards of Peoples Federal MHC, Peoples Federal Bancorp, Inc. and Peoples Federal Savings Bank and the below table includes fees received for membership on those boards as well as on the board of Peoples Federal Bancshares.

Director Compensation for the Fiscal Year Ended September 30, 2010
Name	Fees earned or paid in cash (2) ($)	All other compensation ($)	Total ($)
D. Randolph Berry	25,625	3,891	29,516
Lee Ann Coté	1,250	—	1,250
Myron Fox	21,625	4,344	25,969
Hugh Gallagher	32,125	3,774	35,899
William Giudice	20,125	3,750	23,875
Vincent Mannering (1)	22,625	3,891	26,516
Norman Posner	22,625	3,891	26,516
John F. Reen, Jr.	26,125	3,844	29,969
Maurice H. Sullivan, III	26,125	3,891	30,016
Frederick Taw	22,125	3,891	26,016

(1)	Mr. Mannering deferred $15,000 of his board fees to the Voluntary Deferred Compensation Plan for Directors.
(2)	See table below for breakdown of fees earned in the fiscal year ended September 30, 2010.

	Fees Earned or Paid in Cash
Name	Bank Board Fee ($)	MHC Board Fee ($)	Bancorp Board Fee(1) ($)	Investment Committee ($)	Audit Committee ($)	Building Committee ($)	Compensation Committee ($)
D. Randolph Berry	15,000	1,500	3,125	6,000	—	—	—
Lee Ann Coté	1,250	—	—	—	—	—	—
Myron Fox	17,000	1,500	3,125	—	—	—	—
Hugh Gallagher	15,000	1,500	3,125	6,000	—	6,000	500
William Giudice	15,000	1,500	3,125	—	—	—	500
Vincent Mannering	15,000	1,500	3,125	—	3,000	—	—
Norman Posner	15,000	1,500	3,125	—	3,000	—	—
John F. Reen, Jr.	15,000	1,500	3,125	6,000	—	—	500
Maurice H. Sullivan, III	15,000	1,500	3,125	6,000	—	—	500
Frederick Taw	15,000	1,500	3,125	—	2,000	—	500

(1)	Bancorp Board Fees include $2,000 paid by Peoples Federal Bancshares in the fiscal year ended September 30, 2010.

Fees.  In the fiscal year ended September 30, 2010, Peoples Federal Savings Bank paid each director a fee of $1,250 for each board meeting attended, provided that a director could miss one board meeting per year and receive fees for such meeting. The chairman of the board and board secretary of Peoples Federal Savings Bank earn $2,083 and $1,417, respectively, per meeting attended.  Our directors received $500 for each committee meeting attended.  Prior to the July 2010 consummation of our mutual to stock conversion, each of Peoples Federal Bancorp, Inc. and Peoples Federal MHC paid $375 quarterly to each director, or $1,500 annually.  Peoples Federal Bancshares pays an annual retainer of $8,000, however, for the fiscal year ended September 30, 2010, Peoples Federal Bancshares paid its directors $2,000 representing a retainer for the final quarter of the fiscal year.

Voluntary Deferred Compensation Plan for Directors.  Peoples Federal Savings Bank adopted a Voluntary Deferred Compensation Plan for Directors, effective January 1, 2006.  A director may elect to become a participant by submitting to the Compensation Committee a written election to defer a percentage or a specified dollar amount that would otherwise be earned by the individual in the following calendar year.  Amounts deferred by a director will be deemed invested in investments designated as available by the Compensation Committee.    The director may direct that the amounts credited to his account be applied in the proportions he may designate in each deemed investment made available by the Compensation Committee and may elect to change his investment direction.  Each director’s account will be deemed credited at the end of each calendar quarter, or other dates designated by the Compensation Committee, with the earnings or losses the account would have experienced had the account actually been invested in the deemed investment.  Directors are vested in all amounts in their accounts at all times.  Payments under the plan will commence upon a fixed date selected by the director at the time of the deferral, which may be either the last day of a calendar quarter ending at least two years from the end of the calendar year in which the deferred compensation would otherwise become payable, but no later than the end of the calendar quarter in which the director attains age 75, or the last day of any calendar quarter ending after the director’s separation of service.  The director will select the form of payment at the time the director elects to defer compensation from the forms of payment available under the plan.  To the extent permitted by the Compensation Committee, a director may request a distribution in the event of an unforeseeable emergency.  In the event the director dies before payments have commenced, the amount allocated to the director’s account will be paid to the director’s beneficiary.  If payments of a deferred amount have already commenced in the form of installments at the time of the director’s death, the payments will continue to be made in the same form to the director’s beneficiary.

Director Retirement Agreements.  In 2004, Peoples Federal Savings Bank entered into Director Retirement Agreements with Messrs. Vincent Mannering, John F. Reen, Jr., Maurice H. Sullivan, III and Maurice H. Sullivan, Jr.  In April 2011 the agreement for Mr. Sullivan, Jr. was amended to increase the retirement benefit payable upon Mr. Sullivan, Jr.’s termination of service.

The agreements provide that upon termination of service on or after normal retirement age (age 70 for Messrs. Mannering, Reen, Jr. and Sullivan, III, and age 65 for Mr. Sullivan, Jr.) for reasons other than death, the director will receive annual benefits of $14,609 with respect to Mr. Mannering, $9,869 with respect to Mr. Reen, Jr., $32,011 with respect to Mr. Sullivan, III and $80,455 with respect to Mr. Sullivan, Jr. payable in monthly installments commencing on the first day of the month following the director’s normal retirement date.  If a director had terminated service on September 30, 2010, before attaining his normal retirement age for reasons other than death, disability, termination for cause or following a change in control, the director would receive annual benefits of $6,601 with respect to Mr. Mannering, $8,497 with respect to Mr. Reen, Jr., $9,733 with respect to Mr. Sullivan III, and $73,323 with respect to Mr. Sullivan, Jr., payable in monthly installments commencing on the first day of the month following the director’s attainment of normal retirement age.  Upon a change in control followed by the director’s termination of service within 12 months, the director will receive annual benefits of $14,609 for Mr. Mannering, $9,869 for Mr. Reen, Jr., $32,011 for Mr. Sullivan III and $80,455 for Mr. Sullivan, Jr., payable in monthly installments commencing on the first day of the month following the director’s termination of service.  The annual retirement benefit will be paid to each of Messrs. Mannering, Reen and Sullivan, III over a period of 10 years and to Mr. Sullivan, Jr., over a period of 20 years.   The agreements include a 12-month non-compete provision, provided that the non-compete provision is not applicable following a change in control.  In the event that any benefit under the agreements would create an excise tax under Section 280G of the Internal Revenue Code, the benefit will be reduced to the maximum benefit that would not result in any such excise tax.

ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED
AT AN ANNUAL MEETING

The Company must receive proposals that stockholders seek to include in the proxy statement for the Company’s next annual meeting no later than September 15, 2011.  If next year’s annual meeting is held on a date more than 30 calendar days from February 15, 2012, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such annual meeting.  Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

The Company’s Bylaws generally provides that any stockholder desiring to make a proposal for new business at an annual meeting of stockholders or to nominate one or more candidates for election as directors must submit written notice filed with the Secretary of the Company not less than 80 days nor more than 90 days prior to any such annual meeting; provided, however, that if less than 90 days’ notice or prior public disclosure of the date of the annual meeting is given to stockholders, such written notice shall be delivered or mailed to and received by the Secretary of the Company at the principal executive office of the Company not later than the tenth day following the day on which notice of the meeting was mailed to stockholders or such public disclosure was made.  The 2012 annual meeting of stockholders is expected to be held on February 15, 2012.  For the 2012 annual meeting of stockholders, the notice would have to be received between November 17, 2011 and November 27, 2011.  The stockholder must also provide certain information in the notice, as set forth in the Company’s Bylaws.  Failure to comply with these advance notice requirements will preclude such nominations or new business from being considered at the meeting.

Nothing in this proxy statement or our Bylaws shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.
OTHER MATTERS

The Board of Directors is not aware of any business to come before the special meeting other than the matter described above in the Proxy Statement.  However, if any matters should properly come before the special meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

MISCELLANEOUS

The cost of solicitation of proxies will be borne by Peoples Federal Bancshares, Inc.  We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of shares of common stock.  In addition to solicitations by mail, our directors, officers and regular employees may solicit proxies personally, by telegraph, telephone or other forms of communication without additional compensation.  We have retained Phoenix Advisory Partners, LLC to assist us in soliciting proxies, and have agreed to pay Phoenix Advisory Partners, LLC a fee of $6,000 plus reasonable expenses for these services.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING

The Notice and Proxy Statement and Proxy Card are available at www.cfpproxy.com/6869sm.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Maurice H. Sullivan, Jr.

Maurice H. Sullivan, Jr.
Chairman and Chief Executive Officer
Brighton, Massachusetts
July 8, 2011

Appendix A

PEOPLES FEDERAL BANCSHARES, INC.

2011 EQUITY INCENTIVE PLAN

ARTICLE 1 – GENERAL

Section 1.1                      Purpose, Effective Date and Term.  The purpose of this Peoples Federal Bancshares, Inc. 2011 Equity Incentive Plan (the “Plan”) is to promote the long-term financial success of Peoples Federal Bancshares, Inc., a Maryland corporation (the “Company”), and its Subsidiaries, including Peoples Federal Savings Bank (the “Bank”), by providing a means to attract, retain and reward individuals who contribute to such success and to further align their interests with those of the Company’s stockholders.  The “Effective Date” of the Plan is August 16, 2011, the expected date of the approval of the Plan by the Company’s stockholders.  The Plan shall remain in effect as long as any Awards are outstanding; provided, however, that no Awards may be granted under the Plan after the ten-year anniversary of the Effective Date.

Section 1.2                      Administration.  The Plan shall be administered by the Compensation Committee of the Company’s Board of Directors (the “Committee”), in accordance with Section 5.1.

Section 1.3                      Participation.  Each Employee or Director of the Company or any Subsidiary of the Company who is granted an Award in accordance with the terms of the Plan shall be a “Participant” in the Plan.  Awards shall be limited to Employees and Directors of the Company or any Subsidiary.

Section 1.4                      Definitions.  Capitalized terms used in this Plan are defined in Article 8 and elsewhere in this Plan.

ARTICLE 2 - AWARDS

           Section 2.1                      General.  Any Award under the Plan may be granted singularly, in combination with another Award (or Awards), or in tandem whereby the exercise or vesting of one Award held by a Participant cancels another Award held by the Participant.  Each Award under the Plan shall be subject to the terms and conditions of the Plan and such additional terms, conditions, limitations and restrictions as the Committee shall provide with respect to such Award and as evidenced in the Award Agreement.  Subject to the provisions of Section 2.8, an Award may be granted as an alternative to or replacement of an existing Award under the Plan or any other plan of the Company or any Subsidiary or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or its Subsidiaries, including without limitation the plan of any entity acquired by the Company or any Subsidiary.  The types of Awards that may be granted under the Plan include:

(a)           Stock Options.  A Stock Option means a grant under Section 2.2 that represents the right to purchase shares of Stock at an Exercise Price established by the Committee.  Any Stock Option may be either an Incentive Stock Option (an “ISO”) that is intended to satisfy the requirements applicable to an “Incentive Stock Option” described in Code Section 422(b), or a Non-Qualified Stock Option (a “Non-Qualified Option”) that is not intended to be an ISO; provided, however, that no ISOs may be granted: (i) after the ten-year anniversary of the Effective Date; or (ii)  to a non-Employee.  Unless otherwise specifically provided by its terms, any Stock Option granted to an Employee under this Plan shall be an ISO.  Any ISO granted under this Plan that does not qualify as an ISO for any reason (whether at the time of grant or as the result of a subsequent event) shall be deemed to be a Non-Qualified Option.  In addition, any ISO granted under this Plan may be unilaterally modified by the Committee to disqualify such Stock Option from ISO treatment such that it shall become a Non-Qualified Option; provided, however, that any such modification shall be ineffective if it causes the Award to be subject to Code Section 409A (unless, as modified, the Award complies with Code Section 409A).

 (b)           Restricted Stock.  Restricted Stock means a grant of shares of Stock under Section 2.3 for no consideration or such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan, subject to a vesting schedule or the satisfaction of market conditions or performance conditions.

(c)           Restricted Stock Units.  A Restricted Stock Unit means a grant under Section 2.4 denominated in shares of Stock that is similar to a Restricted Stock Award except no shares of Stock are actually awarded on the date of grant of a Restricted Stock Unit.  A Restricted Stock Unit is subject to a vesting schedule or the satisfaction of market conditions or performance conditions and shall be settled in shares of Stock, provided, however, that in the sole discretion of the Compensation Committee, determined at the time of settlement, a Restricted Stock Unit may be settled in cash.

Section 2.2                      Stock Options

(a)           Grant of Stock Options.  Each Stock Option shall be evidenced by an Award Agreement that shall: (i) specify the number of Stock Options covered by the Award; (ii) specify the date of grant of the Stock Option; (iii) specify the vesting period or conditions to vesting; and (iv) contain such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service with the Company as the Committee may, in its discretion, prescribe.

(b)           Terms and Conditions.  A Stock Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. In no event, however, shall a Stock Option expire later than ten (10) years after the date of its grant (or five (5) years with respect to ISOs granted to an Employee who is a 10% Stockholder).  The “Exercise Price” of each Stock Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock); provided, however, that the Exercise Price of an ISO shall not be less than 110% of Fair Market Value of a share of Stock on the date of grant if granted to a 10% Stockholder; provided further, that the Exercise Price may be higher or lower in the case of Stock Options granted or exchanged in replacement of existing Awards held by an Employee or Director of, or service provider to, an acquired entity.  The payment of the Exercise Price of a Stock Option shall be by cash or, subject to limitations imposed by applicable law, by such other means as the Committee may from time to time permit, including:  (i) by tendering, either actually or constructively by attestation, shares of Stock valued at Fair Market Value as of the day of exercise; (ii) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise; (iii) by a net settlement of the Stock Option using a portion of shares obtained on exercise in payment of the Exercise Price of the Stock Option;  (iv) by personal, certified or cashiers’ check; (v) by other property deemed acceptable by the Committee; or (vi) by any combination thereof.  The total number of shares that may be acquired upon the exercise of a Stock Option shall be rounded down to the nearest whole share.

Section 2.3                      Restricted Stock.

(a)           Grant of Restricted Stock.  Each Restricted Stock Award shall be evidenced by an Award Agreement that shall: (i) specify the number of shares of Stock covered by the Restricted Stock Award;  (ii) specify the date of grant of the Restricted Stock Award; (iii) specify the vesting period; and (iv) contain such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service with the Company, as the Committee may, in its discretion, prescribe. All Restricted Stock Awards (other than those subject to performance-based vesting conditions under Section 2.5 hereof) shall be in the form of issued and outstanding shares of Stock that shall be either: (x) registered in the name of the Participant and held by the Company, together with a stock power executed by the Participant in favor of the Company, pending the vesting or forfeiture of the Restricted Stock; or (y) registered in the name of, and delivered to, the Participant. In any event, the certificates evidencing the Restricted Stock Award shall at all times prior to the applicable vesting date bear the following legend:

The Stock evidenced hereby is subject to the terms of an Award Agreement between Peoples Federal Bancshares, Inc. and [Name of Participant] dated [Date], made pursuant to the terms of the Peoples Federal Bancshares, Inc. 2011 Equity Incentive Plan, copies of which are on file at the executive offices of Peoples Federal Bancshares, Inc., and may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of such Plan and Award Agreement,

or such other restrictive legend as the Committee, in its discretion, may specify.  Performance-based Restricted Stock Awards may or may not be issued and outstanding, in the discretion of the Committee.  Notwithstanding the foregoing, the Company may in its sole discretion issue Restricted Stock in any other approved format (e.g., electronically) in order to facilitate the paperless transfer of such Awards.  In the event Restricted Stock is not issued in certificate form, the Company and the transfer agent shall maintain appropriate bookkeeping entries that evidence Participants’ ownership of such Awards.  Restricted Stock that is not issued in certificate form shall be subject to the same terms and conditions of the Plan as certificated shares, including the restrictions on transferability and the provision of a stock power executed by the Participant in favor of the Company, until the satisfaction of the conditions to which the Restricted Stock Award is subject.

(b)           Terms and Conditions.   Each Restricted Stock Award shall be subject to the following terms and conditions:

(i)           Dividends.   Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, any dividends or distributions declared and paid with respect to shares of Stock subject to the Restricted Stock Award, other than a stock dividend consisting of shares of Stock, shall be immediately distributed to the Participant.  If the Committee determines to delay the distribution of dividends to a Participant until the vesting of an Award of Restricted Stock, the Committee shall cause the dividend (and any earnings thereon) to be distributed to the Participant no later than two and one-half months following the date on which the Restricted Stock vests.  Any stock dividends declared on shares of Stock subject to a Restricted Stock Award shall be subject to the same restrictions and shall vest at the same time as the shares of Restricted Stock from which said dividends were derived.  Notwithstanding the foregoing, no dividends shall be paid with respect to any Restricted Stock Awards subject to a performance-based vesting condition unless and until the Participant vests in such Restricted Stock Award.  Upon the vesting of a performance-based Restricted Stock Award under Section 2.5, any dividends declared but not paid during the vesting period shall be paid within thirty (30) days following the vesting date.

(ii)           Voting Rights. Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, voting rights appurtenant to the shares of Restricted Stock shall be exercised by the Participant in his or her discretion.

(iii)           Tender Offers and Merger Elections.  Each Participant to whom a Restricted Stock Award is granted shall have the right to respond, or to direct the response, with respect to the related shares of Restricted Stock, to any tender offer, exchange offer, cash/stock merger consideration election or other offer made to, or elections made by, the holders of shares of Stock. Such a direction for any such shares of Restricted Stock shall be given by proxy or ballot (if the Participant is the beneficial owner of the shares of Restricted Stock for voting purposes) or by completing and filing, with the inspector of elections, the trustee or such other person who shall be independent of the Company as the Committee shall designate in the direction (if the Participant is not such a beneficial owner), a written direction in the form and manner prescribed by the Committee.  If no such direction is given, then the shares of Restricted Stock shall not be tendered.

Section 2.4                      Restricted Stock Units.

(a)           Grant of Restricted Stock Unit Awards.    Each Restricted Stock Unit shall be evidenced by an Award Agreement which shall: (i) specify the number of Restricted Stock Units covered by the Award;  (ii) specify the date of grant of the Restricted Stock Units; (iii) specify the vesting period or market conditions or performance conditions that must be satisfied in order to vest in the Award; and (iv) contain such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Services with the Company, as the Committee may, in its discretion, prescribe.

(b)           Terms and Conditions.    Each Restricted Stock Unit Award shall be subject to the following terms and conditions:

(i)    A Restricted Stock Unit Award shall be similar to Restricted Stock Award except that no shares of Stock are actually awarded to the recipient on the date of grant.  Each Restricted Stock Unit Award shall be evidenced by an Award Agreement that shall specify the Restriction Period, the number of Restricted Stock Units granted, and such other provisions, including the effect of termination of a Participant’s employment or Service with the Company, as the Committee shall determine.  The Committee shall impose such other conditions and/or restrictions on any Restricted Stock Unit Award granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Restricted Stock Unit, time-based restrictions and vesting following the attainment of performance measures set forth in Section 2.5(a) hereof, restrictions under applicable laws or under the requirements of any stock exchange or market upon which such shares may be listed, or holding requirements or sale restrictions placed by the Company upon vesting of such Restricted Stock Units.

(ii)           The Committee may, in connection with the grant of Restricted Stock Units, designate them as “performance based compensation” within the meaning of Code Section 162(m), in which event it shall condition the vesting thereof upon the attainment of one or more performance measures set forth in Section 2.5(a) hereof.  Regardless of whether Restricted Stock Units are subject to the attainment of one or more performance measures, the Committee may also condition the vesting thereof upon the continued Service of the Participant.  The conditions for grant or vesting and the other provisions of Restricted Stock Units (including without limitation any applicable performance measures) need not be the same with respect to each recipient. An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest or, in the case of Restricted Stock Units subject to performance measures, after the Committee has certified that the performance goals have been satisfied.

(iii)           Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Restricted Stock Unit Award for which such Participant’s continued Service is required (the “Restriction Period”), and until the later of (A) the expiration of the Restriction Period and (B) the date the applicable performance measures (if any) are satisfied, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.

(iv)           A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.  No dividends shall be paid on Restricted Stock Units.

Section 2.5                      Performance-Based Compensation. The vesting of any Restricted Stock Award or Restricted Stock Unit Award under the Plan that is intended to be “performance-based compensation” within the meaning of Code Section 162(m) shall be conditioned on the achievement of one or more objective performance measures, to the extent required by Code Section 162(m), as may be determined by the Committee.  At the discretion of the Committee, the vesting of any Stock Options also may be subject to the achievement of one or more objective performance measures, although such performance-based vesting is not necessary to satisfy the requirement of Code Section 162(m) with respect to Stock Options.  The grant of any Award and the establishment of performance measures that are intended to be performance-based compensation shall be made during the period required under Code Section 162(m) and shall comply with all applicable requirements of Code Section 162(m).

            (a)           Performance Measures.  Such performance measures may be based on any one or more of the following:

(i)	basic earnings per share;

(ii)	basic cash earnings per share;

(iii)	diluted earnings per share;

(iv)	core earnings per share;

(v)	diluted cash earnings per share;

(vi)	net income or net income before taxes;

(vii)	cash earnings;

(viii)	net interest income;

(ix)	non-interest income;

(x)	general and administrative expense to average assets ratio;

(xi)	cash general and administrative expense to average assets ratio;

(xii)	efficiency ratio;

(xiii)	cash efficiency ratio;

(xiv)	return on average assets;

(xv)	core return on average assets;

(xvi)	cash return on average assets;

(xvii)	core return on equity;

(xviii)	return on average stockholders' equity;

(xix)	cash return on average stockholders' equity;

(xx)	return on average tangible stockholders' equity;

(xxi)	cash return on average tangible stockholders' equity;

(xxii)	core earnings;

(xxiii)	operating income;

(xxiv)	operating efficiency ratio;

(xxv)	net interest margin;

(xxvi)	net interest rate margin or net interest rate spread;

(xxvii)	growth in assets, loans, or deposits;

(xxviii)	loan production volume;

(xxix)	net charge offs;

(xxx)	non-performing loans;

(xxxi)	classified loans;

(xxxii)	cash flow;

(xxxiii)	capital preservation (core or risk-based);

(xxxiv)	interest rate risk exposure - net portfolio value;

(xxxv)	interest rat risk sensitivity;

(xxxvi)         strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management;

(xxxvii)	stock price (including, but not limited to, growth measures and total shareholder return);

(xxxviii)	operating expenses as a percentage of average assets;

(xxxix)	core deposits as a percentage of total deposits;

(xl)	net charge off percentage;

(xli)	average percentage past due;

(xlii)	classified assets to total assets; or

(xxviii)	any combination of the foregoing.

Performance measures may be based on the performance of the Company as a whole or on any one or more Subsidiaries or business units of the Company or a Subsidiary and may be measured relative to a peer group, an index or a business plan and may be considered as absolute measures or changes in measures.  In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent identified in the audited financial statements of the Company, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report or in the Compensation Discussion and Analysis Section, if any, of the Company’s annual proxy statement:  (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting principles, regulations or laws; or (iv) mergers or acquisitions.  To the extent not specifically excluded, such effects shall be included in any applicable performance measure.

(b)           Adjustments.  Pursuant to this Section 2.5, in certain circumstances the Committee may adjust performance measures; provided, however, no adjustment may be made with respect to an Award that is intended to be performance-based compensation within the meaning of Code Section 162(m), except to the extent the Committee exercises such negative discretion as is permitted under applicable law for purposes of an exception under Code Section 162(m).  If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or its Subsidiaries conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify such performance measures, in whole or in part, as the Committee deems appropriate.  If a Participant is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period are no longer appropriate, in which case, the Committee, in its sole discretion, may: (i) adjust, change or eliminate the performance measures or change the applicable performance period; or (ii) cause to be made a cash payment to the Participant in an amount determined by the Committee.

(c)           Treatment on Retirement.  Notwithstanding anything herein to the contrary, no Restricted Stock Award or Restricted Stock Unit Award that is intended to be considered performance-based compensation under Code Section 162(m) shall be granted under terms that will permit its accelerated vesting upon Retirement or other termination of Service (other than death or Disability).  Notwithstanding anything to the contrary herein, in the sole discretion of the Committee exercised at the time of grant of an Award under this Section 2.5, in the event of Retirement of a Participant during the performance period, the Award Agreement may provide for the vesting of all or a portion of such Award, so long as the vesting is not accelerated but shall occur at the end of the performance period, and will be prorated, based on the period of the Participant’s active employment and the level of achievement of the performance measures during the period of the Participant’s active employment.

Section 2.6                      Vesting of Awards.  The Committee shall specify the vesting schedule or conditions of each Award.  Unless the Committee specifies a different vesting schedule at the time of grant, Awards under the Plan shall be granted with a vesting rate not exceeding twenty percent (20%) per year, with the first installment vesting one year after the date of grant.  If the right to become vested in an Award under the Plan (including the right to exercise a Stock Option) is conditioned on the completion of a specified period of Service with the Company or its Subsidiaries, without achievement of performance measures or other performance objectives being required as a condition of vesting, and without it being granted in lieu of, or in exchange for, other compensation, then the required period of Service for full vesting shall be determined by the Committee and evidenced in the Award Agreement (subject to acceleration of vesting, to the extent permitted by the Committee, including in the event of the Participant’s death, disability, Retirement or Involuntary Termination of Employment (or Termination of Service for a Director) following a Change in Control).  Unless otherwise provided by the Committee, Service as a director emeritus or advisory director shall constitute Service for purposes of vesting.  Unless otherwise provided by the Committee, with respect to an Employee who is also a Director, continued Service as a Director following Termination of Employment shall constitute Service for purposes of vesting.

Section 2.7                      Deferred Compensation.  If any Award would be considered “deferred compensation” as defined under Code Section 409A (“Deferred Compensation”), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the Award Agreement, without the consent of the Participant, to maintain exemption from, or to comply with, Code Section 409A.  Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section 2.6 shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A.  A Participant’s acceptance of any Award under the Plan constitutes acknowledgement and consent to such rights of the Committee, without further consideration or action.  Any discretionary authority retained by the Committee pursuant to the terms of this Plan or pursuant to an Award Agreement shall not be applicable to an Award which is determined to constitute Deferred Compensation, if such discretionary authority would contravene Code Section 409A.

Section 2.8                      Prohibition Against Option Repricing.  Except for adjustments pursuant to Section 3.4, and reductions of the Exercise Price approved by the Company’s stockholders, neither the Committee nor the Board shall have the right or authority to make any adjustment or amendment that reduces or would have the effect of reducing the Exercise Price of a Stock Option previously granted under the Plan, whether through amendment, cancellation (including cancellation in exchange for a cash payment in excess of the Stock Option’s in-the-money value or in exchange for Options or other Awards) or replacement grants, or other means.

Section 2.9.                     Effect of Termination of Service on Awards. The Committee shall establish the effect of a Termination of Service on the continuation of rights and benefits available under an Award or the Plan and, in so doing, may make distinctions based upon, among other things, the cause of Termination of Service and type of Award.   Unless otherwise specified by the Committee and set forth in an Award Agreement between the Company and the Participant or as set forth in an employment agreement entered into by and between the Company and/or the Bank and an Employee, the following provisions shall apply to each Award granted under this Plan:

(a)           Upon a Participant’s Termination of Service for any reason other than due to Disability, Retirement, death or termination for Cause, Stock Options shall be exercisable only as to those shares that were immediately exercisable by such Participant at the date of termination, and Stock Options may be exercised only for a period of three (3) months following termination, and any Restricted Stock Award and Restricted Stock Unit Award that has not vested as of the date of Termination of Service shall expire and be forfeited.

(b)           In the event of a Termination of Service for Cause, all Stock Options granted to a Participant that have not been exercised and all Restricted Stock Awards and Restricted Stock Unit Awards granted to a Participant that has not vested shall expire and be forfeited.

(c)           Upon Termination of Service for reason of Disability or death, and if specifically provided by the Committee,  upon Retirement (except in the case of Awards subject to performance-based vesting conditions under

Section 2.5 hereof) all Stock Options shall be exercisable as to all shares subject to an outstanding Award, whether or not then exercisable, and all Restricted Stock Awards and Restricted Stock Unit Awards shall vest as to all shares subject to an outstanding Award, whether or not otherwise immediately vested, at the date of Termination of Service.  Vested Stock Options may be exercised for a period of one year following Termination of Service due to death, Disability or Retirement, provided, however, that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than three months following Termination of Service due to Retirement or one year following Termination of Service due to Disability and provided, further, in order to obtain ISO treatment for Stock Options exercised by heirs or devisees of an optionee, the optionee’s death must have occurred while employed or within three (3) months of Termination of Service.

(d)           Notwithstanding anything herein to the contrary, no Stock Option shall be exercisable beyond the last day of the original term of such Stock Option.

(e)           Notwithstanding the provisions of this Section 2.9, the effect of a Change in Control on the vesting/exercisability of Stock Options, Restricted Stock and Restricted Stock Units is as set forth in Article 4.

ARTICLE 3 - SHARES SUBJECT TO PLAN

Section 3.1                      Available Shares.  The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

Section 3.2                      Share Limitations.

(a)           Share Reserve.  Subject to the following provisions of this Section 3.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to Nine Hundred Ninety-Nine Thousand Eight Hundred Ten (999,810) shares of Stock, which represents fourteen percent (14%) of the shares outstanding as of the Effective Date of the Plan, all of which are eligible to be delivered pursuant to the exercise of Stock Options (all of which may be granted as ISOs).  Of this number, the maximum number of shares of Stock that may be issued  under the Plan as Restricted Stock Awards or Restricted Stock Unit Awards is Three Hundred Fifty-Seven Thousand Seventy-Five (357,075) shares of Stock, which represents five percent (5%) of the Shares outstanding as of the Effective Date of this Plan.  The aggregate number of shares available for grant under this Plan and the number of shares of Stock subject to outstanding awards shall be subject to adjustment as provided in Section 3.4.

(b)           Computation of Shares Available.  For purposes of this Section 3.2 and in connection with the granting of Stock Options,  Restricted Stock or Restricted Stock Units, the number of shares of Stock available for the granting of additional Stock Options, Restricted Stock and Restricted Stock Units shall be reduced by the number of shares of Stock in respect of which the Stock Options, Restricted Stock or Restricted Stock Units is granted or denominated.  To the extent any shares of Stock covered by an Award (including Restricted Stock and Restricted Stock Units) under the Plan are not delivered to a Participant or beneficiary for any reason, including because the Award is forfeited or canceled or because a Stock Option is not exercised, then such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.  To the extent (i) a Stock Option is exercised by using an actual or constructive exchange of shares of Stock to pay the Exercise Price or (ii) shares of Stock are withheld to satisfy withholding taxes upon exercise or vesting of an Award granted hereunder, the number of shares of Stock available shall be reduced by the gross number of Stock Options exercised rather than by the net number of shares of Stock issued.

Section 3.3                      Limitations on Grants to Employees and Non-Employee Directors.

(a)           Grants to Employees.  The maximum number of shares of Stock, in the aggregate, that may be subject to Stock Options granted to any one Employee pursuant to Section 3.2 during any calendar year shall not exceed One Hundred Thousand (100,000), all of which may be granted as ISOs, to the maximum extent permitted by law.

(b)           Grants to Non-Employee Directors.  The maximum number of shares of Stock that are available for Awards to non-employee Directors pursuant to Section 3.2 shall not exceed thirty percent (30%) of the aggregate shares of Stock available under the Plan.

Section 3.4                      Corporate Transactions.

(a)           General.  In the event any recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of shares of Stock or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the shares of Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan and/or under any Award granted under the Plan, then the Committee shall, in an equitable manner, adjust any or all of (i) the number and kind of securities deemed to be available thereafter for grants of Stock Options, Restricted Stock and Restricted Stock Units in the aggregate to all Participants and individually to any one Participant, (ii) the number and kind of securities that may be delivered or deliverable in respect of outstanding Stock Options, Restricted Stock and Restricted Stock Units, and (iii) the Exercise Price of Stock Options.  In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Stock Options, Restricted Stock and Restricted Stock Units (including, without limitation, cancellation of Stock Options, Restricted Stock and Restricted Stock Units in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution or exchange of Stock Options, Restricted Stock or Restricted Stock Units using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any parent or Subsidiary or the financial statements of the Company or any parent or Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Unless otherwise determined by the Committee, any such adjustment to an Award intended to qualify as “performance-based compensation” shall conform to the requirements of Code Section 162(m) and the regulations thereunder then in effect.

(b)           Merger in which Company is Not Surviving Entity.  In the event of any merger, consolidation, or other business reorganization (including, but not limited to, a Change in Control) in which the Company is not the surviving entity, unless otherwise determined by the Committee at any time at or after grant and prior to the consummation of such merger, consolidation or other business reorganization, any Stock Options granted under the Plan which remain outstanding shall be converted into Stock Options to purchase voting common equity securities of the business entity which survives such merger, consolidation or other business reorganization having substantially the same terms and conditions as the outstanding Stock Options under this Plan and reflecting the same economic benefit (as measured by the difference between the aggregate Exercise Price and the value exchanged for outstanding shares of Stock in such merger, consolidation or other business reorganization), all as determined by the Committee prior to the consummation of such merger; provided, however, that the Committee may, at any time prior to the consummation of such merger, consolidation or other business reorganization, direct that all, but not less than all, outstanding Stock Options be canceled as of the effective date of such merger, consolidation or other business reorganization in exchange for a cash payment per share of Stock equal to the excess (if any) of the value exchanged for an outstanding share of Stock in such merger, consolidation or other business reorganization over the Exercise Price of the Stock Option being canceled.

Section 3.5                      Delivery of Shares.  Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)           Compliance with Applicable Laws.  Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

(b)           Certificates.  To the extent that the Plan provides for the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

ARTICLE 4 - CHANGE IN CONTROL

Section 4.1                      Consequence of a Change in Control.  Subject to the provisions of Section 3.4 (relating to the adjustment of shares), and except as otherwise provided in the Plan or as determined by the Committee and set forth in the terms of any Award Agreement or as set forth in an employment agreement entered into by and between the Company and/or the Bank and an Employee:

(a)           At the time of an Involuntary Termination of Employment (or as to a Director, Termination of Service as a Director), all Stock Options then held by the Participant shall become fully exercisable (subject to the expiration provisions otherwise applicable to the Stock Option).   All Stock Options may be exercised for a period of one year following the Participant’s Involuntary Termination of Employment (or as to a Director, Termination of Service as a Director), provided however that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than three (3) months following Involuntary Termination of Employment following a Change in Control.

(b)           At the time of an Involuntary Termination of Employment (or as to a Director, Termination of Service as a Director), following a Change in Control, all Restricted Stock Awards and Restricted Stock Unit Awards then held by the Participant shall be fully earned and vested immediately.  Notwithstanding the above, any Awards the vesting of which are based on satisfaction of performance-based conditions will be vested as specified in subsection (c) hereof.

(c)           In the event of a Change in Control, any performance measure attached to an Award under the Plan shall be deemed satisfied as of the date of the Change in Control.

Section 4.2                      Definition of Change in Control.  For purposes of the Plan, unless otherwise provided in an Award Agreement, a “Change in Control” shall be deemed to have occurred upon the earliest to occur of the following events:

(a)           There occurs a “Change in Control” of the Company, as defined or determined by either the Company’s primary federal regulator or under regulations promulgated by such regulator;

(b)           As a result of, or in connection with, any merger or other business combination, sale of assets or contested election, wherein the persons who were non-employee directors of the Company before such transaction or event cease to constitute a majority of the Board of Directors of the Company or any successor to the Company;

(c)           The Company transfers all or substantially all of its assets to another corporation or entity which is not an affiliate of the Company;

(d)           The Company is merged or consolidated with another corporation or entity and, as a result of such merger or consolidation, less than sixty percent (60%) of the equity interest in the surviving or resulting corporation is owned by the former shareholders or depositors of the Company; or

(e)           The Company sells or transfers more than a fifty percent (50%) equity interest in the Company to another person or entity which is not an affiliate of the Company, excluding a sale or transfer to a person or persons who are employed by the Company.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired beneficial ownership of more than the permitted amount of the then outstanding common stock or Voting Securities as a result of a change in the number of shares of Stock or Voting Securities then outstanding, which thereby increases the proportional number of shares beneficially owned by the Subject Person; provided, however, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Stock or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the beneficial owner of any additional Stock or Voting Securities which increases the percentage of the then outstanding Stock or Voting Securities beneficially owned by the Subject Person, then a Change in Control shall occur.  In the event that an Award constitutes Deferred Compensation, and the settlement of, or distribution of benefits under, such Award is to be triggered solely by a Change in Control, then with respect to such Award, a Change in Control shall be defined as required under Code Section 409A, as in effect at the time of such transaction.

ARTICLE 5 - COMMITTEE

           Section 5.1                      Administration. The Plan shall be administered by the members of the Compensation Committee of the Company who are Disinterested Board Members.  If the Committee consists of fewer than three Disinterested Board Members, then the Board shall appoint to the Committee such additional Disinterested Board Members as shall be necessary to provide for a Committee consisting of at least three Disinterested Board Members.  Any members of the Committee who do not qualify as Disinterested Board Members shall abstain from participating in any discussion to make or administer Awards that are made to Participants who at the time of consideration for such Award: (i) are persons subject to the short-swing profit rules of Section 16 of the Exchange Act, or (ii) are reasonably anticipated to be Covered Employees during the term of the Award.  The Board (or those members of the Board who are “independent directors” under the corporate governance statutes or rules of any national securities exchange on which the Company lists its securities) may, in its discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee.

Section 5.2                      Powers of Committee.  The administration of the Plan by the Committee shall be subject to the following:

(a)           the Committee will have the authority and discretion to select from among the Company’s and its Subsidiaries’ Employees and Directors those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions (including without limitation, provisions relating to non-competition, non-solicitation and confidentiality), and other provisions of such Awards (subject to the restrictions imposed by Article 6) to cancel or suspend Awards and to reduce, eliminate or accelerate any restrictions or vesting requirements applicable to an Award at any time after the grant of the Award.

(b)           The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

            (c)           The Committee will have the authority to define terms not otherwise defined herein.

(d)           Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(e)           In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the charter and bylaws of the Company and applicable corporate law.

           Section 5.3                      Delegation by Committee.  Except to the extent prohibited by applicable law, the applicable rules of a stock exchange or the Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 promulgated under the Exchange Act or Code Section 162(m), the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including:  (a) delegating to a committee of one or more members of the Board who are not “outside directors” within the meaning of Code Section 162(m), the authority to grant Awards under the Plan to eligible persons who are not persons with respect to whom the Company wishes to comply with Code Section 162(m); and/or (b) delegating to a committee of one or more members of the Board who are not “non-employee directors,” within the meaning of Rule 16b-3, the authority to grant Awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act.   The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards so granted.  Any such allocation or delegation may be revoked by the Committee at any time.

Section 5.4                      Information to be Furnished to Committee.  As may be permitted by applicable law, the Company and its Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties.  The records of the Company and its Subsidiaries as to a Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect.  Subject to applicable law, Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

Section 5.5                      Committee Action.   The Committee shall hold such meetings, and may make such administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. Subject to Section 5.1, all actions of the Committee shall be final and conclusive and shall be binding upon the Company, Participants and all other interested parties. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by a member of the Committee or by a representative of the Committee authorized to sign the same in its behalf.

ARTICLE 6 - AMENDMENT AND TERMINATION

Section 6.1                      General.  The Board may, as permitted by law, at any time, amend or terminate the Plan, and may amend any Award Agreement, provided that no amendment or termination (except as provided in Section 2.7, Section 3.4 and Section 6.2) may cause the Award to violate Code Section 409A, may cause the repricing of a Stock Option or, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely impair the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; provided, however, that, no amendment may (a) materially increase the benefits accruing to Participants under the Plan, (b) materially increase the aggregate number of securities which may be issued under the Plan, other than pursuant to Section 3.4, or (c) materially modify the requirements for participation in the Plan, unless the amendment under (a), (b) or (c) above is approved by the Company’s stockholders.

Section 6.2                      Amendment to Conform to Law and Accounting Changes.  Notwithstanding any provision in this Plan or any Award Agreement to the contrary, the Committee may amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of (i) conforming the Plan or the Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), or (ii) avoiding an accounting treatment resulting from an accounting pronouncement or interpretation thereof issued by the Securities and Exchange Commission or Financial Accounting Standards Board subsequent to the adoption of the Plan or the making of the Award affected thereby, which, in the sole discretion of the Committee, may materially and adversely affect the financial condition or results of operations of the Company.  By accepting an Award under this Plan, each Participant agrees and consents to any amendment made pursuant to this Section 6.2 or Section 2.7 to any Award granted under the Plan without further consideration or action.

ARTICLE 7 - GENERAL TERMS

Section 7.1                      No Implied Rights.

(a)           No Rights to Specific Assets.  Neither a Participant nor any other person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan.  A Participant shall have only a contractual right to the shares of Stock or amounts, if any, payable or distributable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b)           No Contractual Right to Employment or Future Awards.  The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating Employee the right to be retained in the employ of the Company or any Subsidiary or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.  No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to receive a future Award under the Plan.

(c)           No Rights as a Stockholder.  Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

Section 7.2                      Transferability.  Except as otherwise so provided by the Committee, ISOs under the Plan are not transferable except (i) as designated by the Participant by will or by the laws of descent and distribution, (ii) to a trust established by the Participant, if under Code Section 671 and applicable state law, the Participant is considered the sole beneficial owner of the Stock Option while held in trust, or (iii) between spouses incident to a divorce or pursuant to a domestic relations order, provided, however, in the case of a transfer within the meaning of this Section 7.2(iii), the Stock Option shall not qualify as an ISO as of the day of such transfer.  The Committee shall have the discretion to permit the transfer of Stock Options (other than ISOs) under the Plan; provided, however, that such transfers shall be limited to Immediate Family Members of Participants, trusts and partnerships established for the primary benefit of such family members or to charitable organizations, and; provided, further, that such transfers are not made for consideration to the Participant.

Awards of Restricted Stock and Restricted Stock Units shall not be transferable prior to the time that such Awards vest in the Participant.

Section 7.3                      Designation of Beneficiaries.  A Participant hereunder may file with the Company a written designation of a beneficiary or beneficiaries under this Plan and may from time to time revoke or amend any such designation (“Beneficiary Designation”).  Any designation of beneficiary under this Plan shall be controlling over any other disposition, testamentary or otherwise (unless such disposition is pursuant to a domestic relations order); provided, however, that if the Committee is in doubt as to the entitlement of any such beneficiary to any Award, the Committee may determine to recognize only the legal representative of the Participant, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

Section 7.4                      Non-Exclusivity.  Neither the adoption of this Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, the granting of Restricted Stock, Restricted Stock Units or Stock Options otherwise than under the Plan or an arrangement that is or is not intended to qualify under Code Section 162(m), and such arrangements may be either generally applicable or applicable only in specific cases.

Section 7.5                      Award Agreement.  Each Award granted under the Plan shall be evidenced by an Award Agreement signed by the Participant.  A copy of the Award Agreement, in any medium chosen by the Committee, shall be provided (or made available electronically) to the Participant.

Section 7.6                      Form and Time of Elections/Notification Under Code Section 83(b).  Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.  Notwithstanding anything herein to the contrary, the Committee may, on the date of grant or at a later date, as applicable, prohibit an individual from making an election under Code Section 83(b).  If the Committee has not prohibited an individual from making this election, an individual who makes this election shall notify the Committee of the election within ten (10) days of filing notice of the election with the Internal Revenue Service.  This requirement is in addition to any filing and notification required under the regulations issued under the authority of Code Section 83(b).

Section 7.7                      Evidence.  Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information upon which the person is acting considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Section 7.8                      Tax Withholding.  Where a Participant is entitled to receive shares of Stock upon the vesting or exercise of an Award, the Company shall have the right to require such Participant to pay to the Company the amount of any tax that the Company is required to withhold with respect to such vesting or exercise, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of shares of Stock to cover the minimum amount required to be withheld. To the extent determined by the Committee and specified in an Award Agreement, a Participant shall have the right to direct the Company to satisfy the minimum required federal, state and local tax withholding by: (i) with respect to a Stock Option, reducing the number of shares of Stock subject to the Stock Option (without issuance of such shares of Stock to the Stock Option holder) by a number equal to the quotient of (a) the total minimum amount of required tax withholding divided by (b) the excess of the Fair Market Value of a share of Stock on the exercise date over the Exercise Price per share of Stock; and (ii) with respect to Restricted Stock or Restricted Stock Units, withholding a number of shares (based on the Fair Market Value on the vesting date) otherwise vesting that would satisfy the minimum amount of required tax withholding.  Provided there are no adverse accounting consequences to the Company (a requirement to have liability classification of an award under Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718 (formerly, FAS 123R) is an adverse consequence), a Participant who is not required to have taxes withheld may require the Company to withhold in accordance with the preceding sentence as if the Award were subject to minimum tax withholding requirements.

Section 7.9                       Action by Company or Subsidiary.  Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of the Company or such Subsidiary.

Section 7.10                      Successors.  All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.

Section 7.11                      Indemnification.  To the fullest extent permitted by law and the Company’s governing documents, each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Section 5.3, or an Employee of the Company, shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute or regulation.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 7.12                      No Fractional Shares.  Unless otherwise permitted by the Committee, no fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award.  The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

Section 7.13                      Governing Law.  The Plan, all Awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the Commonwealth of

Massachusetts without reference to principles of conflict of laws, except as superseded by applicable federal law.  The federal and state courts located within thirty-five (35) miles of the Brighton, Massachusetts, shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan.  By accepting any award under this Plan, each Participant, and any other person claiming any rights under the Plan, agrees to submit himself, and any such legal action as he or she shall bring under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

Section 7.14                      Benefits Under Other Plans.  Except as otherwise provided by the Committee or as set forth in a Qualified Retirement Plan, Awards to a Participant (including the grant and the receipt of benefits) under the Plan shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any Qualified Retirement Plan, non-qualified plan and any other benefit plans maintained by the Participant’s employer.  The term “Qualified Retirement Plan” means any plan of the Company or a Subsidiary that is intended to be qualified under Code Section 401(a).

Section 7.15                      Validity.  If any provision of this Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision has never been included herein.

Section 7.16                      Notice.  Unless otherwise provided in an Award Agreement, all written notices and all other written communications to the Company provided for in the Plan or in any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile, email or prepaid overnight courier to the Company at its principal executive office.  Such notices, demands, claims and other communications shall be deemed given:

(a)           in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

(b)           in the case of certified or registered U.S. mail, five (5) days after deposit in the U.S. mail; or

(c)           in the case of facsimile or email, the date upon which the transmitting party received confirmation of receipt; provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received, provided they are actually received.

In the event a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service.  Communications that are to be delivered by U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s Chief Operating Officer and to the Corporate Secretary.

Section 7.17                      Forfeiture Events.

(a)           The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award.  Such events include, but are not limited to, termination of employment for cause, termination of the Participant’s provisions of Services to the Company or any Subsidiary, violation of material Company or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct of the Participant that is detrimental to the business or reputation of the Company or any Subsidiary.

(b)           If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws, any Participant who is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve (12) month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such financial reporting requirement.

In addition, in the event of an accounting restatement, the Committee, in its sole and exclusive discretion, may require that any Participant reimburse the Company for all or any part of the amount of any payment in settlement of any Award granted hereunder.

ARTICLE 8 - DEFINED TERMS; CONSTRUCTION

Section 8.1                      In addition to the other definitions contained herein, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:

(a)           “10% Stockholder” means an individual who, at the time of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

(b)           “Award” means any Stock Option, Restricted Stock or Restricted Stock Units or any or all of them, or any other right or interest relating to stock or cash, granted to a Participant under the Plan.

(c)           “Award Agreement” means the document (in whatever medium prescribed by the Committee) which evidences the terms and conditions of an Award under the Plan.  Such document is referred to as an agreement, regardless of whether a Participant’s signature is required.

(d)           “Board” means the Board of Directors of the Company.

(e)           If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of termination for “Cause,” then, for purposes of this Plan, the term “Cause” shall have meaning set forth in such agreement.  In the absence of such a definition, “Cause” means (i) the conviction of the Participant of a felony or of any lesser criminal offense involving moral turpitude; (ii) the willful commission by the Participant of a criminal or other act that, in the judgment of the Board, will likely cause substantial economic damage to the Company or any Subsidiary or substantial injury to the business reputation of the Company or any Subsidiary; (iii) the commission by the Participant of an act of fraud in the performance of his duties on behalf of the Company or any Subsidiary; (iv) the continuing willful failure of the Participant to perform his duties to the Company or any Subsidiary (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness) after written notice thereof; or (v) an order of a federal or state regulatory agency or a court of competent jurisdiction requiring the termination of the Participant’s Service with the Company.

(f)           “Change in Control” has the meaning ascribed to it in Section 4.2.

(g)           “Code” means the Internal Revenue Code of 1986, as amended, and any rules, regulations and guidance promulgated thereunder, as modified from time to time.

(h)           “Code Section 409A” means the provisions of Section 409A of the Code and any rules, regulations and guidance promulgated thereunder, as modified from time to time.

(i)           “Committee” means the Committee acting under Article 5.

(j)           “Covered Employee” has the meaning given the term in Code Section 162(m), and shall also include any other Employee who may become a Covered Employee before an Award vests, as the Committee may determine in its sole discretion.

(k)           “Director” means a member of the Board of Directors of the Company or a Subsidiary.

(l)             If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of “Disability” or “Disabled,” then, for purposes of this Plan, the terms “Disability” or “Disabled” shall have meaning set forth in such agreement.  In the absence of such a definition, “Disability” shall be defined in accordance with the Bank’s long-term disability plan.  To the extent that an Award hereunder is subject to Code Section 409A, “Disability” or “Disabled” shall mean that a Participant:  (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering the Company’s Employees.  Except to the extent prohibited under Code Section 409A, if applicable, the Committee shall have discretion to determine if a termination due to Disability has occurred.

(m)           “Disinterested Board Member” means a member of the Board who: (a) is not a current Employee of the Company or a Subsidiary; (b) is not a former employee of the Company who receives compensation for prior Services (other than benefits under a tax qualified retirement plan) during the taxable year; (c) has not been an officer of the Company; (d) does not receive remuneration from the Company or a Subsidiary, either directly or indirectly, in any capacity other than as a Director except in an amount for which disclosure would not be required pursuant to Item 404 of SEC Regulation S-K in accordance with the proxy solicitation rules of the SEC, as amended or any successor provision thereto; and (e) does not possess an interest in any other transaction, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(a) of SEC Regulation S-K under the proxy solicitation rules of the SEC, as amended or any successor provision thereto. The term Disinterested Board Member shall be interpreted in such manner as shall be necessary to conform to the requirements of Section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act and the corporate governance standards imposed on compensation committees under the listing requirements imposed by any national securities exchange on which the Company lists or seeks to list its securities.

(n)           “Employee” means any person employed by the Company or any Subsidiary. Directors who are also employed by the Company or a Subsidiary shall be considered Employees under the Plan.

(o)           “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(p)           “Excluded Transaction” means a plan of reorganization, merger, consolidation or similar transaction that would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving corporation or any parent thereof) at least 50% of the combined voting power of the Voting Securities of the entity surviving the plan of reorganization, merger, consolidation or similar transaction (or the parent of such surviving entity) immediately after such plan of reorganization, merger, consolidation or similar transaction.

(q)           “Exercise Price” means the price established with respect to a Stock Option pursuant to Section 2.2.

(r)           “Fair Market Value” means, with respect to a share of Stock on a specified date:

(i)  the final reported sales price on the date in question (or if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) as reported in the principal consolidated reporting system with respect to securities listed or admitted to trading on the principal United States securities exchange on which the shares of Stock are listed or admitted to trading, as of the close of the market in New York City and without regard to after-hours trading activity; or

(ii)  if the shares of Stock are not listed or admitted to trading on any such exchange, the closing bid quotation with respect to a share of Stock on such date, as of the close of the market in New York City and without regard to after-hours trading activity, or, if no such quotation is provided, on another similar system, selected by the Committee, then in use; or

(iii)  if (i) and (ii) are not applicable, the Fair Market Value of a share of Stock as the Committee may determine in good faith and in accordance with Code Section 422 and the applicable requirements of Code Section 409A and the regulations promulgated thereunder.  For purposes of the exercise of a Stock Option, Fair Market Value on such date shall be the date a notice of exercise is received by the Company, or if not a day on which the market is open, the next day that it is open.

(s)           A termination of employment by an Employee Participant shall be deemed a termination of employment for “Good Reason” as a result of the Participant’s resignation from the employ of the Company or any Subsidiary upon the occurrence of any of the following events: (a) the failure of the Company or Subsidiary to appoint or re-appoint or elect or re-elect the Employee Participant to the position(s) with the Company or Subsidiary held immediately prior to the Change in Control; (b) a material change in the functions, duties or responsibilities of the Employee Participant compared to those functions, duties or responsibilities in effect immediately prior to a Change in Control; (c) any reduction of the rate of the Employee Participant’s base salary in effect immediately prior to the Change in Control, (d) any failure (other than due to reasonable administrative error that is cured promptly upon notice) to pay any portion of the Employee Participant’s compensation as and when due; (e) any change in the terms and conditions of any compensation or benefit program in which the Employee Participant participated immediately prior to the Change in Control which, either individually or together with other changes, has a material adverse effect on the aggregate value of his total compensation package; or (f) a change in the Employee Participant’s principal place of employment, without his consent, to a place that is both more than twenty-five (25) miles away from the Employee Participant’s principal residence and more than fifteen (15) miles away from the location of the Employee Participant’s principal executive office prior to the Change in Control.

(t)           “Immediate Family Member” means with respect to any Participant: (a) any of the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, former spouses, siblings, nieces, nephews, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law or sisters-in-law, including relationships created by adoption; (b) any natural person sharing the Participant’s household (other than as a tenant or employee, directly or indirectly, of the Participant); (c) a trust in which any combination of the Participant and persons described in section (a) and (b) above own more than fifty percent (50%) of the beneficial interests; (d) a foundation in which any combination of the Participant and persons described in sections (a) and (b) above control management of the assets; or (e) any other corporation, partnership, limited liability company or other entity in which any combination of the Participant and persons described in sections (a) and (b) above control more than fifty percent (50%) of the voting interests.

(u)           “Incumbent Directors” means:

(I)             the individuals who, on the date hereof, constitute the Board; and

(II)           any new Director whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended: (a) by the vote of at least two-thirds (2/3) of the Whole Board, with at least two-thirds of the Incumbent Directors then in office voting in favor of such approval or recommendation; or (b) by a Nominating Committee of the Board whose members were appointed by the vote of at least two-thirds (2/3) of the Whole Board, with at least two-thirds of the Incumbent Directors then in office voting in favor of such appointments.

(v)           “Involuntary Termination of Employment” means the Termination of Service by the Company or Subsidiary other than termination for Cause, or termination of employment by a Participant Employee for Good Reason.

(w)           “ISO” has the meaning ascribed to it in Section 2.1(a).

(x)             “Non-Qualified Option” means the right to purchase shares of Stock that is either (i) granted to a Participant who is not an Employee, or (ii) granted to an Employee and either is not designated by the Committee to be an ISO or does not satisfy the requirements of Section 422 of the Code.

(y)            “Participant” means any individual who has received, and currently holds, an outstanding Award under the Plan.

(z)             “Restricted Stock” has the meaning ascribed to it in Section 2.3.

(aa)           “Restricted Stock Unit Award” and “Restricted Stock Unit” has the meaning ascribed to them in Section 2.4.

(bb)           “Restricted Period” has the meaning ascribed to it in Section 2.4(b)(iii).

(cc)            “Retirement” means, unless otherwise specified in an Award Agreement, retirement from employment as an Employee on or after the attainment of age 65, or Termination of Service as a Director on or after the attainment of age 70, provided, however, that unless otherwise specified in an Award Agreement, an Employee who is also a Director shall not be deemed to have terminated due to Retirement until both Service as an Employee and Service as a Director has ceased.  A non-Employee Director will be deemed to have terminated due to Retirement under the provisions of this Plan only if the non-Employee Director has terminated Service on the Board(s) of Directors of the Company and any Subsidiary or affiliate in accordance with applicable Company policy, following the provision of written notice to such Board(s) of Directors of the non-Employee Director’s intention to retire.

(dd)           “SEC” means the United States Securities and Exchange Commission.

(ee)            “Securities Act” means the Securities Act of 1933, as amended from time to time.

(ff)             “Service” means service as an Employee, service provider, or non-employee Director of the Company or a Subsidiary, as the case may be, and shall include service as a director emeritus or advisory director.

(gg)           “Stock” means the common stock of the Company, $0.01 par value per share.

(hh)           “Stock Option” means an ISO or a Non-Qualified Option.

(ii)              “Subsidiary” means any corporation, affiliate, bank or other entity which would be a subsidiary corporation with respect to the Company as defined in Code Section 424(f) and, other than with respect to an ISO, shall also mean any partnership or joint venture in which the Company and/or other Subsidiary owns more than fifty percent (50%) of the capital or profits interests.

(jj)              “Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an Employee or Director of, or service provider to, the Company or any Subsidiary, regardless of the reason for such cessation, subject to the following:

(i)           The Participant’s cessation as an Employee or service provider shall not be deemed to occur by reason of the transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries.

(ii)           The Participant’s cessation as an Employee or service provider shall not be deemed to occur by reason of the Participant’s being on a bona fide leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant’s Services, provided such leave of absence does not exceed six months, or if longer, so long as the Employee retains a right to reemployment with the Company or Subsidiary under an applicable statute or by contract.  For these purposes, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Employee will return to perform Services for the Company or Subsidiary.  If the period of leave exceeds six months and the Employee does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first day immediately following such six month period.  For purposes of this sub-section, to the extent applicable, an Employee’s leave of absence shall be interpreted by the Committee in a manner consistent with Treasury Regulation Section 1.409A-1(h)(1).

(iii)           If, as a result of a sale or other transaction, the Subsidiary for whom Participant is employed (or to whom the Participant is providing Services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an Employee of the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity for whom the Participant is employed or to whom the Participant is providing Services.

(iv)           A service provider whose Services to the Company or a Subsidiary are governed by a written agreement with the service provider will cease to be a service provider at the time the term of such written agreement ends (without renewal); and a service provider whose Services to the Company or a Subsidiary are not governed by a written agreement with the service provider will cease to be a service provider on the date that is ninety (90) days after the date the service provider last provides Services requested by the Company or any Subsidiary (as determined by the Committee).

(v)           Except to the extent Section 409A of the Code may be applicable to an Award, and subject to the foregoing paragraphs of this sub-section, the Committee shall have discretion to determine if a Termination of Service has occurred and the date on which it occurred.  In the event that any Award under the Plan constitutes Deferred Compensation (as defined in Section 2.7 hereof), the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of “Separation from Service” as defined under Code Section 409A and under Treasury Regulation Section 1.409A-1(h)(ii).  For purposes of this Plan, a “Separation from Service” shall have occurred if the Bank and Participant reasonably anticipate that no further Services will be performed by the Participant after the date of the Termination of Service (whether as an employee or as an independent contractor) or the level of further Services performed will be less than 50% of the average level of bona fide Services in the 36 months immediately preceding the Termination of Service.  If a Participant is a “Specified Employee,” as defined in Code Section 409A and any payment to be made hereunder shall be determined to be subject to Code Section 409A, then if required by Code Section 409A, such payment or a portion of such payment (to the minimum extent possible) shall be delayed and shall be paid on the first day of the seventh month following Participant’s Separation from Service.

(VI)           With respect to a Participant who is a director, cessation as a Director will not be deemed to have occurred if the Participant continues as a director emeritus or advisory director.  With respect to a Participant who is both an Employee and a Director, termination of employment as an Employee shall not constitute a Termination of Service for purposes of the Plan so long as the Participant continues to provide Service as a Director or director emeritus or advisory director.

(kk)         “Voting Securities” means any securities which ordinarily possess the power to vote in the election of directors without the happening of any pre-condition or contingency.

(ll)           “Whole Board” means the total number of Directors that the Company would have if there were no vacancies on the Board at the time the relevant action or matter is presented to the Board for approval.

Section 8.2                      In this Plan, unless otherwise stated or the context otherwise requires, the following uses apply:

(a)           actions permitted under this Plan may be taken at any time and from time to time in the actor’s reasonable discretion;

(b)           references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time;

(c)           in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”;

(d)           references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;

(e)           indications of time of day mean Eastern Standard Time;

(f)           “including” means “including, but not limited to”;

(g)           all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Plan unless otherwise specified;

(h)           all words used in this Plan will be construed to be of such gender or number as the circumstances and context require;

(i)           the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Plan have been inserted solely for convenience of reference and shall not be considered a part of this Plan nor shall any of them affect the meaning or interpretation of this Plan or any of its provisions;

(j)           any reference to a document or set of documents in this Plan, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and

(k)           all accounting terms not specifically defined herein shall be construed in accordance with GAAP.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY PEOPLES FEDERAL BANCSHARES, INC.

			For	Against	Abstain
SPECIAL MEETING OF STOCKHOLDERS August 16, 2011	1.	The election as directors of all four (4) nominees listed below, each to serve for the term specified after his or her name	☐	☐	☐
	2.	Such other business as may properly come before the Special Meeting.
The undersigned hereby appoints the proxy committee of the board of directors of Peoples Federal Bancshares, Inc., with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Peoples Federal Bancshares, Inc. that the undersigned is entitled to vote at the Special Meeting of Stockholders (“Special Meeting”) to be held at the main office of Peoples Federal Savings Bank located at 435 Market Street, Brighton, Massachusetts 02135, at 5:00 p.m., Eastern time on Tuesday, August 16, 2011.  The proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

The Board of Directors recommends a vote “FOR” the above-listed proposal.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED FOR THE ABOVE-LISTED PROPOSAL, THIS PROXY, IF SIGNED, WILL BE VOTED FOR THE UNVOTED PROPOSAL.  IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THE MAJORITY OF THE BOARD OF DIRECTORS.  AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the above-signed be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of Peoples Federal Bancshares, Inc. at the Special Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.  This proxy may also be revoked by sending written notice to the Secretary of Peoples Federal Bancshares, Inc. at the address set forth on the Notice of Special of Stockholders, or by the filing of a later-dated proxy prior to a vote being taken on a particular proposal at the Special Meeting.

The above-signed acknowledges receipt from Peoples Federal Bancshares, Inc. prior to the execution of this proxy of a Notice of Special Meeting and a proxy statement dated July 8, 2011.

Please be sure to date and sign this proxy card in the box below.	Date
Sign above Co-holder (if any) sign above		Check Box if You Plan to Attend the Special Meeting	☐

Detach above card, sign, date and mail in postage paid envelope provided.

PEOPLES FEDERAL BANCSHARES, INC.

PLEASE ACT PROMPTLY
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Please sign exactly as your name appears on this proxy card.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title.  If shares are held jointly, only one holder is required to sign.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING
The Notice and Proxy Statement and Proxy Card are available at www.cfpproxy.com/6869sm.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.